Exhibit 10.12

EXECUTION VERSION

AMENDMENT NO. 1 TO RECEIVABLES FINANCING AGREEMENT

AND

REAFFIRMATION OF PERFORMANCE GUARANTY

This AMENDMENT NO. 1 TO RECEIVABLES FINANCING AGREEMENT AND REAFFIRMATION OF PERFORMANCE GUARANTY (this “Amendment”), dated as of October 31, 2023, is entered into by and among WAYSTAR RC LLC, as borrower under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Borrower”), WAYSTAR TECHNOLOGIES, INC. (“Waystar”), as initial servicer under the Receivables Financing Agreement (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Financing Agreement (as defined below) (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as lender (in such capacity, together with its successors and permitted assigns in such capacity, the “Lender”), and acknowledged and agreed to by PNC CAPITAL MARKETS LLC, as structuring agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Structuring Agent”), and is reaffirmed by, with respect to Section 11, Waystar, as performance guarantor (in such capacity, together with its successors and permitted assigns in such capacity, the “Performance Guarantor”).

BACKGROUND

WHEREAS, the Borrower, the Servicer, the Persons from time to time party thereto as Lenders, the Administrative Agent, and, solely with respect to Section 10.10 thereof, the Structuring Agent, entered into the Receivables Financing Agreement as of August 12, 2021 (the “Original Receivables Financing Agreement”; and as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”);

WHEREAS, the Performance Guarantor entered into the Performance Guaranty as of August 12, 2021 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Performance Guaranty”) in favor of, and as accepted by, the Administrative Agent; and

WHEREAS, the parties hereto wish to amend the Original Receivables Financing Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Original Receivables Financing Agreement.

SECTION 2.      Amendments to Original Receivables Financing Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, the Original Receivables Financing Agreement is hereby amended to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), in each case, as set forth in Exhibit A attached hereto.

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SECTION 3.      Representations, Warranties and Enforceability. Each of the Borrower and the Servicer hereby represents and warrants to the Administrative Agent and the Lender, as applicable, as of the date hereof with respect to itself, as follows:

(a)            the representations and warranties of it contained in Section 6.01 and Section 6.02, as applicable, of the Receivables Financing Agreement are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case, such representations and warranties shall be true and correct as made) on and as of the date hereof as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;

(b)            no Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement, has occurred and is continuing, or would result immediately after giving effect to the Amendment Documents (as defined below); and

(c)            (i) the execution and delivery by it of the Amendment Documents, and the performance of its obligations under the Amendment Documents and the Receivables Financing Agreement are within its organizational powers and have been duly authorized by all necessary action on its part and (ii) the Amendment Documents have been duly executed and, together with the Receivables Financing Agreement, are its valid and legally binding obligations, enforceable in accordance with their respective terms, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 4.      Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a)            The Administrative Agent shall have received fully executed counterparts of (i) this Amendment, (ii) the Amended and Restated Fee Letter, dated as of the date hereof, by and among the Administrative Agent, the Lender and the Structuring Agent, and acknowledged and agreed to by the Borrower, and (iii) the Amendment No. 1 to Purchase and Sale Agreement, dated as of the date hereof, by and among the Borrower, the Servicer and each Originator, and acknowledged and agreed to by the Administrative Agent and the Lender (collectively, the “Amendment Documents”).

(b)            The Administrative Agent shall have received fully an executed copy of the corporate or other organizational action taken by the Borrower authorizing the execution, delivery and performance of this Amendment.

(c)            The Administrative Agent shall have received such documents and certificates as the Administrative Agent shall have reasonably requested on or prior to the date hereof.

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(d)            No Event of Default or Unmatured Event of Default, as set forth in Section 9.01 of the Receivables Financing Agreement, shall have occurred and be continuing.

(e)            PNC, as the Administrative Agent and as the Lender under the Receivables Financing Agreement (or the Structuring Agent on behalf of PNC, as applicable), in each case, shall have received all fees and other amounts due and payable to it under the Transaction Documents and in connection with the Amendment Documents on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Borrower agrees to remit payment to the applicable party promptly upon receipt of such invoice.

SECTION 5.      Amendment. The Borrower, the Servicer, the Administrative Agent, the Lender, and, with respect to Section 11, the Performance Guarantor, hereby agree that the provisions and effectiveness of this Amendment shall apply to the Original Receivables Financing Agreement as of the date hereof. Except as amended by this Amendment, the Original Receivables Financing Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6.      Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 7.      Captions. The headings of the Sections of this Amendment are provided solely for convenience of reference and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

SECTION 8.      Successors and permitted assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the Borrower, the Servicer, the Administrative Agent, the Lender and, with respect to Section 11, the Performance Guarantor and their respective successors and permitted assigns.

SECTION 9.      Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.    Governing Law and Jurisdiction. Sections 12.07, 12.10 and 12.11 of the Receivables Financing Agreement are incorporated in this Amendment by reference as if such provisions were set forth herein.

SECTION 11.    Reaffirmation of Performance Guarantee. After giving effect to the Amendment Documents, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

WAYSTAR RC LLC,
as the Borrower

By:	/s/ Steve Oreskovich
Name:	Steve Oreskovich
Title:	Chief Financial Officer

WAYSTAR TECHNOLOGIES, INC.,
as the Servicer

By:	/s/ Steve Oreskovich
Name:	Steve Oreskovich
Title:	Chief Financial Officer

Amendment No. 1 to RFA (Waystar)

S-1

Acknowledged and reaffirmed by, with respect to Section 11, as of the date first written above:

WAYSTAR TECHNOLOGIES, INC.,
as the Performance Guarantor

By:	/s/ Steve Oreskovich
Name:	Steve Oreskovich
Title:	Chief Financial Officer

Amendment No. 1 to RFA (Waystar)

S-2

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
as the Lender

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Senior Vice President

Amendment No. 1 to RFA (Waystar)

S-3

Acknowledged and agreed to by, as of the date first written above:

PNC CAPITAL MARKETS LLC,
as the Structuring Agent

By:	/s/ Eric Bruno
Name:	Eric Bruno
Title:	Managing Director

Amendment No. 1 to RFA (Waystar)

S-4

~~EXECUTION VERSION~~

Exhibit A to Amendment No. 1

Conformed Receivables Financing Agreement

RECEIVABLES FINANCING AGREEMENT

Dated as of August 12, 2021

by and among

WAYSTAR RC LLC,

as Borrower,

PNC BANK, NATIONAL ASSOCIATION,

as Lender,

PNC BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

WAYSTAR TECHNOLOGIES, INC.,

as initial Servicer,

and

PNC CAPITAL MARKETS LLC,

as Structuring Agent

Page

ARTICLE I DEFINITIONS
SECTION 1.01.	Certain Defined Terms	1
SECTION 1.02.	Other Interpretative Matters	~~33~~34
ARTICLE II TERMS OF THE LOANS
SECTION 2.01.	Loan Facility	~~34~~34
SECTION 2.02.	Making Loans; Repayment of Loans	~~34~~34
SECTION 2.03.	Interest and Fees	36
SECTION 2.04.	Records of Loans	~~36~~36
SECTION 2.05.	Selection of Interest Rates and Tranche Periods	~~36~~36
SECTION 2.06.	Defaulting Lender	37
ARTICLE III SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS
SECTION 3.01.	Settlement Procedures	~~37~~37
SECTION 3.02.	Payments and Computations, Etc.	~~40~~40
ARTICLE IV INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY; SECURITY INTEREST; BENCHMARK REPLACEMENT SETTING AND LIBOR NOTIFICATION
SECTION 4.01.	Increased Costs	~~40~~40
SECTION 4.02.	Funding Losses	42
SECTION 4.03.	Taxes	~~42~~42
SECTION 4.04.	Inability to Determine LIBOR or LMIR; Change in Legality	~~46~~46
SECTION 4.05.	Security Interest	47
SECTION 4.06.	Benchmark Replacement Setting	48
SECTION 4.07.	LIBOR Notification	~~56~~57
ARTICLE V CONDITIONS to Effectiveness and CREDIT EXTENSIONS
SECTION 5.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~57~~57
SECTION 5.02.	Conditions Precedent to All Credit Extensions	~~57~~57
SECTION 5.03.	Conditions Precedent to All Releases	~~58~~58
ARTICLE VI REPRESENTATIONS AND WARRANTIES
SECTION 6.01.	Representations and Warranties of the Borrower	~~59~~59

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(continued)

Page

SECTION 6.02.	Representations and Warranties of the Servicer	~~64~~65
ARTICLE VII COVENANTS
SECTION 7.01.	Covenants of the Borrower	~~68~~69
SECTION 7.02.	Covenants of the Servicer	~~77~~78
SECTION 7.03.	Separate Existence of the Borrower	~~83~~84
SECTION 7.04.	Financial Covenants	~~87~~88
ARTICLE VIII ADMINISTRATION AND COLLECTION OF RECEIVABLES
SECTION 8.01.	Appointment of the Servicer	~~88~~88
SECTION 8.02.	Duties of the Servicer	~~88~~89
SECTION 8.03.	Collection Account Arrangements	~~89~~90
SECTION 8.04.	Enforcement Rights	~~91~~91
SECTION 8.05.	Responsibilities of the Borrower	~~92~~93
SECTION 8.06.	Servicing Fee	~~92~~93
ARTICLE IX EVENTS OF DEFAULT
SECTION 9.01.	Events of Default	~~93~~94
ARTICLE X THE ADMINISTRATIVE AGENT
SECTION 10.01.	Authorization and Action	~~97~~98
SECTION 10.02.	Administrative Agent’s Reliance, Etc.	~~97~~98
SECTION 10.03.	Administrative Agent and Affiliates	~~97~~98
SECTION 10.04.	Indemnification of Administrative Agent	~~98~~99
SECTION 10.05.	Delegation of Duties	~~98~~99
SECTION 10.06.	Action or Inaction by Administrative Agent	~~98~~99
SECTION 10.07.	Notice of Events of Default; Action by Administrative Agent	~~98~~99
SECTION 10.08.	Non-Reliance on Administrative Agent and Other Parties	~~99~~100
SECTION 10.09.	Successor Administrative Agent	~~99~~100
SECTION 10.10.	Structuring Agent	~~99~~100
SECTION 10.11.	Erroneous Payment	~~100~~101
ARTICLE XI INDEMNIFICATION
SECTION 11.01.	Indemnities by the Borrower	~~102~~103

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(continued)

Page

SECTION 11.02.	Indemnification by the Servicer	~~105~~106
ARTICLE XII MISCELLANEOUS
SECTION 12.01.	Amendments, Etc.	~~106~~107
SECTION 12.02.	Notices, Etc.	~~107~~108
SECTION 12.03.	Assignability; Addition of Lenders	~~107~~108
SECTION 12.04.	Costs and Expenses	~~110~~111
SECTION 12.05.	No Proceedings	~~110~~111
SECTION 12.06.	Confidentiality	~~111~~112
SECTION 12.07.	GOVERNING LAW	~~112~~113
SECTION 12.08.	Execution in Counterparts	~~112~~113
SECTION 12.09.	Integration; Binding Effect; Survival of Termination	~~112~~113
SECTION 12.10.	CONSENT TO JURISDICTION	~~113~~114
SECTION 12.11.	WAIVER OF JURY TRIAL	~~113~~114
SECTION 12.12.	Ratable Payments	~~114~~115
SECTION 12.13.	Limitation of Liability	~~114~~115
SECTION 12.14.	Intent of the Parties	~~114~~115
SECTION 12.15.	USA Patriot Act	~~114~~116
SECTION 12.16.	Right of Setoff	~~115~~116
SECTION 12.17.	Severability	~~115~~116
SECTION 12.18.	Mutual Negotiations	~~115~~116
SECTION 12.19.	Captions, Headings and Cross References	~~115~~116

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(continued)

Page

EXHIBITS

EXHIBIT A	–	Form of Loan Request
EXHIBIT B	–	Form of Reduction Notice
EXHIBIT C		Form of Assignment and Acceptance Agreement
EXHIBIT D	–	Credit and Collection Policy
EXHIBIT E	–	Form of Information Package
EXHIBIT F	–	Form of Compliance Certificate
EXHIBIT G	–	Closing Memorandum
EXHIBIT H		Form of Interim Report
~~EXHIBIT I~~		~~[Reserved]~~
EXHIBIT ~~J~~I		Form of U.S. Tax Compliance Certificate

SCHEDULES

SCHEDULE I	–	Commitments
SCHEDULE II	–	Lock-Boxes, Collection Accounts and Collection Account Banks
SCHEDULE III	–	Notice Addresses

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This RECEIVABLES FINANCING AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of August 12, 2021 by and among the following parties:

(i)            WAYSTAR RC LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)           PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Lender;

(iii)          PNC, as Administrative Agent;

(iv)          WAYSTAR TECHNOLOGIES, INC., a Delaware corporation, in its individual capacity (“Waystar”) and as initial servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”); and

(v)           PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Structuring Agent.

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Originator(s) pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lender make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.      Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Control Agreement” means each agreement, in form and substance satisfactory to the Administrative Agent, among the Borrower, the Servicer (if applicable), the Administrative Agent and a Collection Account Bank, governing the terms of the related Collection Accounts that (a) provides the Administrative Agent with control within the meaning of the UCC over the deposit accounts subject to such agreement and (b) by its terms, may not be terminated or canceled by the related Collection Account Bank without the written consent of the Administrative Agent or upon no less than thirty (30) calendar days’ prior written notice to the Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“Adjusted Net Receivables Pool Balance” means an amount equal to (a) the Net Receivables Pool Balance minus (b) the greater of (i) the Specifically Reserved Dilution Amount and (ii) zero.

“Administrative Agent” means PNC, in its capacity as contractual representative for each Credit Party, and any successor thereto in such capacity appointed pursuant to Article X or Section 12.03(f).

“Administrative Agent’s Account” means the account(s) from time to time designated in writing by the Administrative Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the Lender hereunder.

“Adverse Claim” means any Lien, except any Permitted Lien.

“Advisors” has the meaning set forth in Section 12.06(c).

“Affected Person” means each Credit Party and each of their respective Affiliates.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Capital” means, at any time of determination, the aggregate outstanding Capital of the Lender at such time.

“Aggregate Interest” means, at any time of determination, the aggregate accrued and unpaid Interest on the Loans of the Lender at such time.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other similar anti-corruption Laws or regulations administered or enforced in any jurisdiction in which the Borrower or the Servicer or any of the Servicer’s Subsidiaries conduct business.

“Anti-Terrorism Laws” means any Applicable Law in force or hereinafter enacted related to terrorism, money laundering, or economic sanctions, including Executive Order No. 13224, the USA PATRIOT Act, the International Emergency Economic Powers Act, 50 U.S.C. 1701, et. seq., the Trading with the Enemy Act, 50 U.S.C. App. 1, et. seq., 18 U.S.C. § 2332d, and 18 U.S.C. § 2339B, and any regulations or directives promulgated under these provisions.

“Applicable Law” means, with respect to any Person, (a) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (b) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound. For the avoidance of doubt, FATCA shall constitute an “Applicable Law” for all purposes of this Agreement.

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“Assignment and Acceptance Agreement” means an assignment and acceptance agreement entered into by the Lender, an Eligible Assignee and the Administrative Agent, and, if required, the Borrower, pursuant to which such Eligible Assignee may become a party to this Agreement, in substantially the form of Exhibit C hereto.

“Attorney Costs” means and includes all fees, costs, expenses and disbursements of any law firm or other external counsel and all disbursements of internal counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the greater of:

(a)            the rate of interest in effect for such day as publicly announced from time to time by the Lender or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the Lender or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b)            a half percent (0.50%) per annum above the latest Overnight Bank Funding Rate.

“Beneficial Owner” means, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of such Borrower’s Equity Interests; and (b) a single individual with significant responsibility to control, manage, or direct the Borrower.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 11.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 11.01(a).

“Borrower Material Adverse Effect” means a material adverse effect on any of the following:

(a)            the assets, operations, business or financial condition of the Borrower;

(b)            the ability of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)            the validity or enforceability of this Agreement or any other Transaction Document to which the Borrower is a party, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

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(d)            the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or

(e)            the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including, without limitation, interest, fees and other obligations that accrue after the commencement of any Insolvency Proceeding with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (a) the Outstanding Balance of all Pool Receivables at such time, minus (b) the sum of (i) the Aggregate Capital at such time, plus (ii) the Aggregate Interest at such time, plus (iii) the aggregate accrued and unpaid Fees at such time, plus (iv) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (v) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (vi) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

“Borrowing Base” means, at any time of determination, the amount equal to the lesser of (a) the Facility Limit and (b) an amount equal to (i) the Adjusted Net Receivables Pool Balance at such time, minus (ii) the Total Reserves at such time.

“Borrowing Base Deficit” means, at any time of determination, the amount, if any, by which (a) the Aggregate Capital at such time, exceeds (b) the Borrowing Base at such time, or, in each case, if such day is not a Business Day, then the immediately preceding Business Day.

“Breakage Fee” means (a) for any Interest Period for which Interest is computed by reference to LMIR or LIBOR and a reduction of Capital is made for any reason on any day other than a Settlement Date or (b) to the extent that the Borrower shall for any reason, fail to borrow on the date specified by the Borrower in connection with any request for funding pursuant to Article II of this Agreement, the amount, if any, by which (i) the additional Interest (calculated without taking into account any Breakage Fee or any shortened duration of such Interest Period pursuant to the definition thereof) which would have accrued during such Interest Period on the reductions of Capital relating to such Interest Period had such reductions not been made (or, in the case of clause (b) above, the amounts so failed to be borrowed or accepted in connection with any such request for funding by the Borrower), exceeds (ii) the income, if any, received by the Lender from the investment of the proceeds of such reductions of Capital (or such amounts failed to be borrowed by the Borrower). A certificate as to the amount of any Breakage Fee (including the computation of such amount) shall be submitted by the Lender to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

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“Business Day” means any day (other than a Saturday or Sunday) on which: (a)  banks are not authorized or required to close in Pittsburgh, Pennsylvania or New York City, New York and (b) if this definition of “Business Day” is utilized in connection with LIBOR or LMIR, dealings are carried out in the London interbank market.

“Cash Equivalents” shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of PNC or any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of PNC or any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by PNC or any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Capital” means, with respect to the Lender, without duplication, the aggregate amounts paid to, or on behalf of, the Borrower in connection with all Loans made by the Lender pursuant to Article II, as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 3.01; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other equity interests.

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“Change in Control” means the occurrence of any of the following:

(a)            Parent ceases to own, directly, 100% of the issued and outstanding Capital Stock and all other equity interests of the Borrower free and clear of all Adverse Claims;

(b)            Parent ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of any Originator;

(c)            any Subordinated Note shall at any time cease to be owned by an Originator, free and clear of all Adverse Claims;

(d)            a “Change of Control” (as defined in the Credit Agreement) shall have occurred;

(e)            Holdings ceases to own, directly or indirectly, 100% of the issued and outstanding Capital Stock, membership interests or other equity interests of Parent; or

(f)             with respect to Holdings, any “person”, “entity” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), other than the Permitted Holders, shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding voting stock of Holdings that exceeds thirty-five percent (35%) thereof, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdings.

“Change in Law” means the occurrence, after the Closing Date (or with respect to the Lender, if later, the date on which such Lender becomes the Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the final rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modifications to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted by the United States bank regulatory agencies on December 15, 2009, (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (iii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to the agreements reached by the Basel Committee on Banking Supervision in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” (as amended, supplemented or otherwise modified or replaced from time to time), shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means August 12, 2021.

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“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 4.05(a).

“Collection Account” means each account listed on Schedule II to this Agreement (as such schedule may be modified from time to time in connection with the closing or opening of any Collection Account in accordance with the terms hereof), in each case, in the name of the Borrower and maintained at a bank or other financial institution acting as a Collection Account Bank pursuant to an Account Control Agreement for the purpose of receiving Collections.

“Collection Account Bank” means any of the banks or other financial institutions holding one or more Collection Accounts.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, the Borrower, the Servicer or any other Person on their behalf in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Deemed Collections, (c) all proceeds of all Related Security with respect to such Pool Receivable and (d) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to the Lender, the maximum aggregate amount which such Person is obligated to lend or pay hereunder on account of all Loans, on a combined basis, as set forth on Schedule I or other agreements pursuant to which it became the Lender, as such amount may be modified in connection with any subsequent assignment pursuant to Section 12.03. If the context so requires, “Commitment” also refers to the Lender’s obligation to make Loans hereunder in accordance with this Agreement.

“Concentration Percentage” means (a) for any Group A Obligor, twenty percent (20.00%), (b) for any Group B Obligor, fifteen percent (15.00%), (c) for any Group C Obligor, ten percent (10.00%) and (d) for any Group D Obligor, four percent (4.00%).

“Concentration Reserve Percentage” means, at any time of determination, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors and (d) the largest Obligor Percentage of the Group A Obligors.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with Parent or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

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“Covered Entity” means (a) each of Borrower, the Servicer, each Originator, the Parent and each of Parent’s Subsidiaries and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (i) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (ii) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Credit Agreement” means that certain First Lien Credit Agreement, dated as of October 22, 2019 (as amended by the First Amendment, dated as of December 2, 2020, the Second Amendment, dated as of September 23, 2020, and Third Amendment, dated as of March 24, 2021), by and among ~~Navicure~~Derby Merger Sub, Inc., ~~as the Borrower,~~BNVC Group Holdings, Inc. and the Parent, as the Borrowers, Derby Parent, Inc. and BNVC Holdings, Inc., as Holdings, the financial institutions party thereto, as Lenders, JPMorgan Chase Bank, N.A, as Administrative Agent, JPMorgan Chase Bank, N.A., Barclays Bank PLC and Deutsche Bank AG New Branch, as Issuing Banks, and JPMorgan Chase Bank, N.A., Barclays Bank PLC and Deutsche Bank AG New Branch, as Joint Lead Arrangers and Joint Bookrunners, as in effect as of the Closing Date hereunder.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and historical practices of the Originators and/or Servicer in effect on the Closing Date and described in Exhibit D, as modified in compliance with this Agreement.

“Credit Extension” means the making of any Loan.

“Credit Party” means the Lender and the Administrative Agent.

“Days’ Sales Outstanding” means, for any Fiscal Month, an amount computed as of the last day of such Fiscal Month equal to: (a) the average of the Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) as of the last day of each of the three (3) most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (b) (i) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the three (3) most recent Fiscal Months ended on the last day of such Fiscal Month, divided by (ii) ninety (90).

“Debt” means, as to any Person at any time of determination, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money, (b) amounts raised under or liabilities in respect of any bonds, debentures, notes, note purchase, acceptance or credit facility, or other similar instruments or facilities, (c) reimbursement obligations (contingent or otherwise) under any letter of credit, (d) any other transaction (including production payments (excluding royalties), installment purchase agreements, forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including (i) accounts payable incurred in the ordinary course of such Person’s business payable on terms customary in the trade, (ii) prepaid or deferred revenue arising in the ordinary course of business and (iii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warrants or other unperformed obligations of the seller of such asset), (e) all net obligations of such Person in respect of interest rate or currency hedges or (f) without duplication, any Guaranty of any such Debt.

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“Deemed Collections” has the meaning set forth in Section 3.01(d).

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such Fiscal Month, by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is seven (7) Fiscal Months before such Fiscal Month.

“Defaulted Receivable” means a Receivable:

(a)            as to which any payment, or part thereof, remains unpaid for one hundred eighty one (181) calendar days or more from the original due date for such payment;

(b)            without duplication, as to which any payment, or part thereof, remains unpaid for less than or equal to one hundred eighty (180) calendar days from the original due date for such payment and, consistent with the Credit and Collection Policy, is or should be written off the applicable Originator’s or the Borrower’s books as uncollectible;

(c)            without duplication, as to which any payment, or part thereof, remains unpaid for less than or equal to one hundred eighty (180) calendar days from the original due date for such payment, and as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto; or

(d)            without duplication, as to which any payment, or part thereof, remains unpaid for one hundred eighty one (181) calendar days or more but less than or equal to two hundred ten (210) calendar days from the original due date for such payment, and as to which an Insolvency Proceeding shall have previously occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

provided, however, that in each case above such amount shall be calculated without giving effect to any netting of credits that have not been matched to a particular Receivable for the purposes of aged trial balance reporting.

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“Defaulting Lender” means the Lender if the Lender (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, the Lender notifies the Administrative Agent in writing that such failure is the result of the Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on the Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of the Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that the Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of an Insolvency Proceeding.

“Delaware LLC Act” means Chapter 18 of the Delaware Limited Liability Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each Fiscal Month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day, by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for one hundred twenty one (121) calendar days or more from the original due date for such payment.

“Dilution Horizon Ratio” means for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of such Fiscal Month by dividing: (a) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during such Fiscal Month and the previous Fiscal Month by (b) the Net Receivables Pool Balance as of the last day of such Fiscal Month. Within thirty (30) calendar days of the completion and the receipt by the Administrative Agent of the results of any annual audit or field exam of the Receivables and the servicing and origination practices of the Servicer and the Originators, the numerator of the Dilution Horizon Ratio may be adjusted by the Administrative Agent upon not less than five (5) Business Days’ notice to the Borrower to reflect such number of Fiscal Months as the Administrative Agent reasonably believes best reflects the business practices of the Servicer and the Originators and the actual amount of dilution and Deemed Collections that occur with respect to Pool Receivables based on the weighted average dilution lag calculation completed as part of such audit or field exam.

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“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each Fiscal Month by dividing: (a) the aggregate amount of Deemed Collections during such Fiscal Month (other than amounts related to the Specifically Reserved Dilution Amount), by (b) the aggregate initial Outstanding Balance of all Pool Receivables (other than Unbilled Receivables) generated by the Originators during the month that is two (2) months prior to such Fiscal Month.

“Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon Ratio multiplied by (b) the sum of (i) 2.25 times the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months and (ii) the Dilution Volatility Component.

“Dilution Volatility Component” means, for any Fiscal Month, the product (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) of (a) the positive difference, if any, between: (i) the highest two (2) month average Dilution Ratio for any Fiscal Month during the twelve (12) most recent Fiscal Months and (ii) the arithmetic average of the Dilution Ratios for such twelve (12) Fiscal Months times (b) the quotient of (i) the highest two (2) month average Dilution Ratio for any Fiscal Month during the twelve (12) most recent consecutive Fiscal Months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve (12) consecutive Fiscal Months.

“Division Transaction” shall mean, with respect to any Person that is a limited liability company organized under the laws of the State of Delaware, that any such Person (a) divides into two or more Persons or (b) creates or otherwise reorganizes into one or more series, in each case, as contemplated under the laws of the State of Delaware, including without limitation, Section 18-217 of the Delaware LLC Act.

“Dollars” and “$” each mean the lawful currency of the United States of America.

“Eligible Assignee” means (a) any of the Lender’s Affiliates, (b) any Person managed by the Lender or any of its Affiliates and (c) any other financial or other institution.

“Eligible Foreign Obligor” means an Obligor that is organized in or that has a head office (domicile), registered office, and chief executive office located in a country other than (x) the United States or (y) a Sanctioned Country.

“Eligible Receivable” means, at any time of determination, a Pool Receivable:

(a)            the Obligor of which is: (i) either a U.S. Obligor or an Eligible Foreign Obligor; (ii) not a Sanctioned Person; (iii) not subject to any Insolvency Proceeding; (iv) not an Affiliate of the Borrower, the Servicer, the Parent or any Originator; (v) not the Obligor with respect to Delinquent Receivables with an aggregate Outstanding Balance exceeding fifty percent (50.00%) of the aggregate Outstanding Balance of all such Obligor’s Pool Receivables; (vi) not a natural person; and (vii) not a material supplier to any Originator or an Affiliate of a material supplier;

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(b)            for which an Insolvency Proceeding shall not have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto;

(c)            that is denominated and payable only in Dollars in the United States of America, and the Obligor with respect to which has been instructed to remit Collections in respect thereof directly to a Lock-Box or Collection Account in the United States of America;

(d)            that does not have a due date which is more than one hundred twenty (120) calendar days after the original invoice date of such Receivable;

(e)            that arises under a Contract for the sale of goods or services on an arm’s-length basis in the ordinary course of the applicable Originator’s business;

(f)             that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)            that has been transferred by an Originator to the Borrower pursuant to the Purchase and Sale Agreement with respect to which transfer all conditions precedent under the Purchase and Sale Agreement have been met;

(h)            that, together with the Contract related thereto, conforms in all material respects with all Applicable Laws (including any Applicable Laws relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(i)             with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with or notices to, any Governmental Authority or other Person required to be obtained, effected or given by an Originator in connection with the creation of such Receivable, the execution, delivery and performance by such Originator of the related Contract or the assignment thereof under the Purchase and Sale Agreement have been duly obtained, effected or given and are in full force and effect;

(j)             that is not subject to any existing dispute, litigation, right of rescission, set-off (including, customer deposits, advance payments (including payments related to unearned revenues), etc.), counterclaim, hold back defense, any other defense against the applicable Originator (or any assignee of such Originator) or Adverse Claim, and the Obligor of which holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise, the sale of which shall have given rise to such Receivable; provided that only the portion of such Pool Receivable subject to such dispute, litigation, right of rescission, right of set-off, counterclaim, defense or Adverse Claim shall be ineligible;

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(k)            that satisfies all applicable requirements of the Credit and Collection Policy;

(l)             that, together with the Contract related thereto, has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 8.02(a) of this Agreement;

(m)           in which the Borrower owns good and marketable title, free and clear of any Adverse Claims, and that is freely transferrable and assignable (including without any consent of the related Obligor or any Governmental Authority unless such consent has been obtained), and the payments thereon are free and clear of any (or increased to account for) any applicable taxes;

(n)            for which the Administrative Agent (on behalf of the Secured Parties) shall have a valid and enforceable first priority perfected security interest therein and in the Related Security and Collections with respect thereto in which a security interest may be perfected by the filing of a financing statement under the UCC, in each case free and clear of any Adverse Claim;

(o)            that (i) constitutes an “account” or “general intangible” (as defined in the UCC), (ii) is not evidenced by instruments or chattel paper and (iii) does not constitute, or arise from the sale of, as extracted collateral (as defined in the UCC);

(p)            that is neither a Defaulted Receivable nor a Delinquent Receivable;

(q)            for which no Originator, the Borrower, the Parent or the Servicer has established any offset or netting arrangements with the related Obligor in connection with the ordinary course of payment of such Receivable;

(r)             that represents amounts earned by the Originator thereof and payable by the Obligor in accordance with the Contract related thereto that are not subject to the performance of additional services by the Originator thereof or by the Borrower and the related goods or merchandise shall have been shipped and/or services performed, other than in the case of an Unbilled Receivable, the billing or invoicing of such Receivable; provided, that if such Receivable is subject to the performance of additional services, only the portion of such Receivable attributable to such additional services shall be excluded;

(s)            which (i) does not arise from a sale of accounts made as part of a sale of a business or constitute an assignment for the purpose of collection only, (ii) is not a transfer of a single account made in whole or partial satisfaction of a preexisting indebtedness or an assignment of a right to payment under a contract to an assignee that is also obligated to perform under the contract and (iii) is not a transfer of an interest in or an assignment of a claim under a policy of insurance;

(t)             which does not relate to the sale of any consigned goods or finished goods which have incorporated any consigned goods into such finished goods;

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(u)            for which the related payments are delivered pursuant to the terms hereof (including, but not limited to Section 8.03); and

(v)            that does not arise under a Contract for the ten (10) largest Obligors scheduled to be cancelled; it being understood that any Pool Receivable that arises under a Contract for the ten (10) largest Obligors scheduled to be cancelled shall be deemed to be ineligible on the earlier of (i) thirty (30) days prior to the scheduled cancellation date and (ii) the Information Package Due Date immediately preceding such cancellation date.

“Embargoed Property” means any property (a) in which a Sanctioned Person holds an interest, other than an ownership interest; (b) that is due to or from a Sanctioned Person; (c) that is located in a Sanctioned Jurisdiction; or (d) that would otherwise cause any actual or possible violation by the Lender or Administrative any applicable Anti-Terrorism Law if the Lender were to obtain an encumbrance on, lien on, pledge of or security interest in such property, or provide services in consideration of such property.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect..

“ERISA Affiliate” means, with respect to any Person, any corporation, trade or business which together with the Person is a member of a controlled group of corporations or a controlled group of trades or businesses and would be deemed a “single employer” within the meaning of Sections 414(b), (c), (m) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 10.11(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.11(d).

“Erroneous Payment Impacted Loan” has the meaning assigned to it in Section 10.11(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.11(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.11(d).

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“Event of Default” has the meaning specified in Section 9.01. For the avoidance of doubt, any Event of Default that occurs shall be deemed to be continuing at all times thereafter unless and until waived in accordance with Section 12.01.

“Excess Concentration” means the sum of the following amounts, without duplication:

(a)            the sum of the amounts calculated for each of the Obligors equal to the excess (if any) of (i) the aggregate Outstanding Balance of the Eligible Receivables of such Obligor, over (ii) the product of (x) such Obligor’s Concentration Percentage, multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b)            the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are Eligible Foreign Obligors, over (ii) the product of (x) one percent (1.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c)            the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables, the Obligors of which are the federal government of the United States of America or any political subdivision, department, affiliate, agency or other entity thereof (which, for the avoidance of doubt, does not include any state or local government body or any political subdivision, department, affiliate, agency or other entity thereof), over (ii) the product of (x) two and a half percent (2.50%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(d)            the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remain unpaid for thirty one (31) to sixty (60) calendar days from the original due date for such payment, over (ii) the product of (x) twenty percent (20.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(e)            the excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remain unpaid for sixty one (61) to ninety (90) calendar days from the original due date for such payment, over (ii) the product of (x) fifteen percent (15.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(f)             excess (if any) of (i) the aggregate Outstanding Balance of all Eligible Receivables as to which any payment, or part thereof, remain unpaid for ninety one (91) to one hundred twenty (120) calendar days from the original due date for such payment, over (ii) the product of (x) ten percent (10.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(g)            the excess (if any) of (i) the aggregate Outstanding Balance of all Unbilled Receivables, over (ii) the product of (x) thirty percent (30.00%), multiplied by (y) the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended or otherwise modified from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to an Affected Person or required to be withheld or deducted from a payment to an Affected Person: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Affected Person being organized under the laws of, or having its principal office or, in the case of the Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loans or Commitment pursuant to a law in effect on the date on which (i) the Lender makes a Loan or its Commitment or (ii) the Lender changes its lending office, except in each case to the extent that, if applicable, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 4.03(f) herein and (d) any withholding Taxes imposed pursuant to FATCA.

“Facility Limit” means ~~fifty~~eighty million dollars ($~~50,000,000~~80,000,000). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (a) the Facility Limit at such time, minus (b) the Aggregate Capital.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any laws, regulations, rules or practices adopted pursuant to any intergovernmental agreement entered into with respect to the foregoing.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

“Final Maturity Date” means the date that (a) is ninety (90) calendar days following the Scheduled Termination Date or (b) such earlier date on which the Aggregate Capital and all other Borrower Obligations become due and payable pursuant to Section 9.01.

“Final Payout Date” means the date on or after the Termination Date when (a) the Aggregate Capital and Aggregate Interest have been paid in full, (b) all Borrower Obligations shall have been paid in full, (c) all other amounts owing to each Credit Party and any other Borrower Indemnified Party or Affected Person hereunder and under the other Transaction Documents have been paid in full and (d) all accrued Servicing Fees have been paid in full.

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“Financial Covenant” means the First Lien Leverage Ratio currently located in Section 6.12(a) of the Credit Agreement.

“Financial Officer” of any Person means, the chief executive officer, the chief financial officer, the chief accounting officer, the principal accounting officer, the controller, the treasurer or the assistant treasurer of such Person.

“First Lien Leverage Ratio” shall have the meaning attributed to such term in the Credit Agreement.

“Fiscal Month” means each calendar month.

“Fitch” means Fitch, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

“GAAP” means generally accepted accounting principles in the United States of America, consistently applied.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group A Obligor” means any Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) with a short-term rating of at least: (a) “A-1” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “A+” or better by S&P on such Obligor’s, its parent’s, or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clause (a) or (b) above; provided further, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a rating from only one of S&P or Moody’s, then such Obligor will be a “Group A Obligor” if such rating satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group A Obligor” shall be deemed to be a Group A Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

17

“Group B Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB+” to “A” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clause (a) or (b) above; provided further, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a rating from only one of S&P or Moody’s, then such Obligor will be a “Group B Obligor” if such rating satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group B Obligor” shall be deemed to be a Group B Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

“Group C Obligor” means an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) that is not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by S&P, or if such Obligor does not have a short-term rating from S&P, a rating of “BBB-” to “BBB” by S&P on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities, or (b) “P 3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on such Obligor’s, its parent’s or its majority owner’s (as applicable) long-term senior unsecured and uncredit-enhanced debt securities; provided, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a split rating from S&P and Moody’s, then such Obligor (or its parent or majority owner, as applicable) shall be deemed to have the lower rating, and such deemed rating shall be used for the purposes of whether such rating satisfies clause (a) or (b) above; provided further, that if an Obligor (or its parent or majority owner, as applicable, if such Obligor is not rated) receives a rating from only one of S&P or Moody’s, then such Obligor will be a “Group C Obligor” if such rating satisfies clause (a) or (b) above. Notwithstanding the foregoing, any Obligor that is a Subsidiary of an Obligor that satisfies the definition of “Group C Obligor” shall be deemed to be a Group C Obligor and shall be aggregated with the Obligor that satisfies such definition for the purposes of determining the “Concentration Reserve Percentage”, the “Concentration Percentage” and clause (a) of the definition of “Excess Concentration” for such Obligors, unless such deemed Obligor separately satisfies the definition of “Group A Obligor”, “Group B Obligor”, or “Group C Obligor”, in which case such Obligor shall be separately treated as a Group A Obligor, a Group B Obligor or a Group C Obligor, as the case may be, and shall be aggregated and combined for such purposes with any of its Subsidiaries that are Obligors.

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“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Guaranty” of any Person means any obligation of such Person guarantying or in effect guarantying any Debt, liability or obligation of any other Person in any manner, whether directly or indirectly, including any such liability arising by virtue of partnership agreements, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

“Holdings” means BNVC Holdings, Inc.

“Indebtedness” shall have the meaning attributed to such term in the Credit Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” has the meaning set forth in Section 7.03(c).

“Information Package” means a report, in substantially the form of Exhibit E.

“Information Package Due Date” means (a) with respect to each of August 2021 and September 2021, the twentieth (20th) calendar day and (b) with respect to each calendar month thereafter, two (2) Business Days prior to the related Settlement Date.

“Initial Investors” means collectively, (a) EQT VIII SCSp. together with any EQT branded fund, investment vehicle or managed account arrangement established, managed and/or operated and/or advised by CBTJ Financial Services B.V., EQT AB or SEP Holdings B.V. or by any of their respective affiliates, together with its affiliates and its funds, partnerships or other co-investment vehicles managed, advised or controlled by the foregoing, (but excluding any operating portfolio company of the foregoing), (b) Canada Pension Plan Investment Board, together with its affiliates and its and its affiliates’ investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with the Canada Pension Plan Investment Board or its affiliates (but excluding any operating portfolio company of the foregoing) and (c) Bain Capital Private Equity, L.P., together with its affiliates and its and its affiliates’ investment entities, including funds, partnerships, co-investment vehicles and managed account arrangements established, operated, managed, advised or controlled directly or indirectly by the foregoing or other entities under common control with the Bain Capital Private Equity, L.P. or its affiliates (but excluding any operating portfolio company of the foregoing).

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“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of clauses (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Intended Tax Treatment” has the meaning set forth in Section 12.14.

“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the next Monthly Settlement Date and (ii) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Lender) or, in the absence of any such selection, each period of thirty (30) calendar days from the last day of the preceding Interest Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)            LMIR or LIBOR, as determined pursuant to Section 2.05, provided, however, that the Interest Rate applicable to any LIBOR Loan that is not advanced on a Monthly Settlement Date shall be LMIR for each day during the initial Interest Period applicable to such Loan from the date such Loan is made pursuant to Section 2.01 until the next occurring Monthly Settlement Date;

provided, however, that the “Interest Rate” for each Loan and any day while an Event of Default or Unmatured Event of Default has occurred and is continuing shall be an interest rate per annum equal to the sum of two percent (2.00)% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) above and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; provided, further, however, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

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“Interim Report” means a Liquidity Report or a Transaction Report or an Obligor Cancellation Report, as applicable, in substantially the form of Exhibit H.

“Interim Report Due Date” means (a) with respect to a Liquidity Report, the Liquidity Report Due Date, (b) with respect to a Transaction Report, the Transaction Report Due Date and (c) with respect to each Obligor Cancellation Report, the Obligor Cancellation Report Due Date.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Lender” means PNC and its successors and assigns.

“LIBOR” means, with respect to any Tranche Period, the interest rate per annum determined by the Administrative Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate per annum for deposits in Dollars as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars for such Tranche Period (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such Tranche Period for an amount comparable to the Portion of Capital to be funded at LIBOR during such Tranche Period; however, that with respect to the initial Tranche Period for a Loan that is not advanced on a Monthly Settlement Date, LIBOR shall be the interest rate per annum equal to LMIR for each day during such initial Tranche Period from the date that such Loan is made pursuant to Section 2.01 until the next-occurring Monthly Settlement Date. The Administrative Agent shall give prompt notice to the Borrower of LIBOR as determined in accordance herewith (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if LIBOR as determined herein would be less than zero basis points (0.00%), such rate shall be deemed to be zero basis points (0.00%) for purposes of this Agreement.

“LIBOR Loan” means a Loan accruing Interest at LIBOR.

“Lien” means any ownership interest or claim, mortgage, deed of trust, pledge, lien, security interest, hypothecation, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Linked Account” means any deposit account which is or could be linked to a Collection Account by a controlled balance arrangement.

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“Liquidity” means the sum of (a) its unrestricted cash, plus (b) its unrestricted Cash Equivalents determined in accordance with GAAP (c) the undrawn amount available under the Credit Agreement.

“Liquidity Event” shall be deemed to have occurred on any day when less than the Liquidity Event Threshold Amount is available to be borrowed under the Credit Agreement for two (2) consecutive Business Days.

“Liquidity Event Threshold Amount” means an amount equal to (a) $130,000,000, less (b) if applicable, solely to the extent the committed availability under the Credit Agreement is less than $97,500,000, an amount up to a maximum amount of $50,000,000 attributable solely to an acquisition funding; provided, that the amount described in the immediately preceding clause (b) shall be reduced to $0 (excluding any letters of credit issued) upon the repayment in full of the amounts due under the Credit Agreement.

“Liquidity Report” means a report identifying the usage and committed availability under the Credit Agreement and a certification from the Servicer that there is no unmatured default thereunder, in form and substance acceptable to the Administrative Agent.

“Liquidity Report Due Date” means, with respect to each calendar month, (a) the Information Package Due Date, (b) the Transaction Report Due Date and (c) any date on which there is a change to the amount available to be borrowed under the Credit Agreement.

“LMIR” means for any day during any Interest Period, the interest rate per annum determined by the Administrative Agent (which determination shall be conclusive absent manifest error) to be the one-month Eurodollar rate for Dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in Dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source for interbank quotation), in each case, changing when and as such rate changes. Notwithstanding the foregoing, if LMIR as determined herein would be less than zero basis points (0.00%), such rate shall be deemed to be zero basis points (0.00%) for purposes of this Agreement.

“Loan” means any loan made by the Lender pursuant to Section 2.01.

“Loan Request” means a letter in substantially the form of Exhibit A hereto executed and delivered by the Borrower to each Credit Party pursuant to Section 2.02(a).

“Lock-Box” means each locked postal box with respect to which a Collection Account Bank has executed an Account Control Agreement pursuant to which it has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Schedule II (as such schedule may be modified from time to time in connection with the addition or removal of any Lock-Box in accordance with the terms hereof).

22

“Loss Horizon Ratio” means, for any Fiscal Month, the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed, as of the last day of such Fiscal Month, by dividing: (a) the sum of (i) the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the three (3) most recent Fiscal Months (or such other number of Fiscal Months as determined by the Administrative Agent in its reasonable discretion) plus (ii) 0.75 times the aggregate initial Outstanding Balance of all Pool Receivables generated by the Originators during the fourth (4th) most recent Fiscal Month (or such other Fiscal Month as determined by the Administrative Agent in its reasonable discretion), by (b) the Net Receivables Pool Balance as of such date.

“Loss Reserve Percentage” means, at any time of determination, the product of (a) 2.25, times (b) the highest average of the Default Ratios for any three consecutive Fiscal Months during the twelve (12) most recent Fiscal Months, times (c) the Loss Horizon Ratio.

“Majority Lender” means the Lender.

“Material Adverse Effect” means a circumstance or condition that would, individually or in the aggregate, materially adversely affect:

(a)            the assets, operations, business or financial condition of the Performance Guarantor and its Subsidiaries, taken as a whole;

(b)            the ability of the Servicer, the Performance Guarantor or any Originator, taken as a whole, to perform its obligations under this Agreement or any other Transaction Document to which it is a party;

(c)            the validity or enforceability of this Agreement or any other Transaction Document, or the validity, enforceability, value or collectibility of any material portion of the Pool Receivables;

(d)            the status, perfection, enforceability or priority of the Administrative Agent’s security interest in the Collateral; or

(e)            the rights and remedies of any Credit Party under the Transaction Documents or associated with its respective interest in the Collateral.

“Minimum Dilution Reserve Percentage” means, on any day, the product (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) of (a) the average of the Dilution Ratios for the twelve (12) most recent Fiscal Months, multiplied by (b) the Dilution Horizon Ratio.

“Minimum Funding Threshold” means an amount equal to the lesser of (a) seventy five percent (75%) of the Facility Limit and (b) the Borrowing Base.

“Monthly Settlement Date” means the eighteenth (18th) calendar day of each calendar month (or if such day is not a Business Day, the next occurring Business Day).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized statistical rating organization.

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“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which the Borrower, the Servicer, any Originator, the Parent or any of their respective ERISA Affiliates (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Net Income” shall mean, with respect to any Person for any period, the consolidated net income of such Person and its Subsidiaries for such period, determined in accordance with GAAP.

“Net Receivables Pool Balance” means, at any time of determination: (a) the aggregate Outstanding Balance of Eligible Receivables then in the Receivables Pool, minus (b) the Excess Concentration.

“Net Worth” shall mean, with respect to any Person as of any date of termination, the excess of total assets of such Person (including, for the avoidance of doubt, any year-end cash contributions to such Person), over total liabilities of such Person, determined in accordance with GAAP.

“NYFRB” means the Federal Reserve Bank of New York.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Cancellation Event” shall be deemed to have occurred on any day the aggregate outstanding Balance of all Pool Receivables related to the cancelled Contracts for the ten (10) largest Obligors (as determined based on the aggregate Outstanding Balance of all Pool Receivables related to such Obligors as of the last day of the immediately preceding calendar month) exceeds two and a half percent (2.50%) of the aggregate outstanding Balance of all Pool Receivables in any calendar month.

“Obligor Cancellation Report” means a report identifying the cancelled Contracts for the ten (10) largest Obligors (as determined based on the eligible Outstanding Balance of all Pool Receivables related to such Obligors), in form and substance acceptable to the Administrative Agent.

“Obligor Cancellation Report Due Date” means, with respect to each cancelled Contract for any of the ten (10) largest Obligors (as determined based on the aggregate Outstanding Balance of all Pool Receivables related to such Obligors), five (5) days after the date of such cancellation.

“Obligor Percentage” means, at any time of determination, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor less the amount (if any) then included in the calculation of the Excess Concentration with respect to such Obligor and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Order” has the meaning set forth in Section 3.10.

“Originator” and “Originators” have the meaning set forth in the Purchase and Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrative Agent.

“Other Connection Taxes” means, with respect to any Affected Person, Taxes imposed as a result of a present or former connection between such Affected Person and the jurisdiction imposing such Tax (other than connections arising from such Affected Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).

“Other Taxes” means any and all present or future stamp or documentary Taxes or any other similar excise or property Taxes, charges or levies or fees arising from any payment made hereunder or from the execution, delivery, filing, recording or enforcement of, or otherwise in respect of, this Agreement, the other Transaction Documents and the other documents or agreements to be delivered hereunder or thereunder, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, the Overnight Bank Funding Rate for such time shall be a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). Notwithstanding the foregoing, if the Overnight Bank Funding Rate determined as above would be less than fifty basis points (0.50%), then such rate shall be deemed to be fifty basis points (0.50%). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Parent” means Waystar Technologies, Inc.

“Parent Group” has the meaning set forth in Section 7.03(c).

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“Participant” has the meaning set forth in Section 12.03(d).

“Participant Register” has the meaning set forth in Section 12.03(e).

“PATRIOT Act” has the meaning set forth in Section 12.15.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan as defined in Section 3(2) of ERISA that is subject to Title IV of ERISA with respect to which any Originator, the Borrower or any other member of the Controlled Group may have any liability, contingent or otherwise.

“Percentage” means, at any time of determination, with respect to the Lender, a fraction (expressed as a percentage), (a) the numerator of which is (i) prior to the termination of its Commitment hereunder, its Commitment at such time or (ii) if its Commitment hereunder has been terminated, the aggregate outstanding Capital of all Loans being funded by the Lender at such time and (b) the denominator of which is (i) prior to the termination of its Commitment hereunder, its Commitment at such time or (ii) if its Commitment hereunder has been terminated, the aggregate outstanding Capital of all Loans at such time.

“Performance Guarantor” means Waystar Technologies, Inc.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Permitted Holders” shall (along with each defined term constituting a component thereof) have the meaning assigned to such term in the Credit Agreement.

“Permitted Lien” means (a) the interests of the Borrower, the Administrative Agent and each of the other Secured Parties under the Transaction Documents, (b) any inchoate liens for current taxes, assessments, levies, fees and other government and similar charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, but only so long as foreclosure with respect to such lien is not imminent and the use and value of the property to which the liens attach are not impaired during the pendency of such proceedings, (c) liens arising out of any judgment or award against any Originator with respect to which (i) an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a bond pending such appeal or proceeding for review and (ii) such judgment or award does not constitute an Event of Default, (d) any lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties) and (e) any Lien on the Capital Stock or other equity interests of the Originators (excluding, for the avoidance of doubt, any Lien on the Capital Stock of the Borrower) granted in connection with the Credit Agreement (or any refinancing thereof) in favor of the secured parties thereunder.

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“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning set forth in the preamble to this Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to the Lender and its related Capital, the portion of such Capital being funded or maintained by the Lender by reference to a particular interest rate basis.

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of the Closing Date, among the Servicer, the Originators and the Borrower, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

“Ratings Event” shall be deemed to have occurred on any day when Waystar’s long-term senior unsecured and uncredit-enhanced debt securities are rated greater than or equal to (a) an Issuer Credit Rating of “BB-” by S&P and (b) an LT Corporate Family Rating of “Ba3” by Moody’s.

“Receivable” means any right to payment of a monetary obligation, whether or not earned by performance, owed to any Originator or the Borrower (as assignee of an Originator), whether constituting an account, chattel paper, payment intangible, instrument or general intangible, in each instance arising in connection with the sale of goods that have been or are to be sold or for services rendered or to be rendered, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Any such right to payment arising from any one transaction, including, without limitation, any such right to payment represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of any such right to payment arising from any other transaction.

“Receivables Pool” means, at any time of determination, all of the then outstanding Receivables transferred (or purported to be transferred) to the Borrower pursuant to the Purchase and Sale Agreement prior to the Termination Date.

“Register” has the meaning set forth in Section 12.03(b).

“Reimbursement Obligation” has the meaning set forth in Section 12.03(b).

“Related Rights” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement.

27

“Related Security” means, with respect to any Receivable:

(a)            all of the Borrower’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)            all instruments and chattel paper that may evidence such Receivable;

(c)            all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)            all of the Borrower’s and each Originator’s rights, interests and claims under the related Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e)            all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

“Release” has the meaning set forth in Section 3.01(a).

“Reportable Compliance Event” means that: (a) any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint, or similar charging instrument, arraigned, custodially detained, penalized or the subject of an assessment for a penalty, or enters into a settlement with ~~an Official Body~~a Governmental Authority in connection with any sanctions or other Anti-Terrorism Law or Anti-Corruption law, or any predicate crime to any anti-Terrorism Law or Anti-Corruption Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations represents a violation of any Anti-Terrorism Law or Anti-Corruption Law; (b) any Covered Entity engages in a transaction that has caused or may cause the Lender or Administrative Agent to be in violation of any Anti-Terrorism Laws, including a Covered Entity’s use of any proceeds of the Facilities to fund any operations in, finance any investments or activities in, or, make any payments to, directly or indirectly, a Sanctioned Person or Sanctioned Jurisdiction; or (c) any Collateral becomes Embargoed Property.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan (other than a Pension Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

“Representatives” has the meaning set forth in Section 12.06(c).

“Required Capital Amount” means ten million dollars ($10,000,000).

“Restricted Payments” has the meaning set forth in Section 7.01(v).

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“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

“Sanctioned Country” means any country, territory, or region that is the subject of sanctions administered by OFAC.

“Sanctioned Person” means (a) a Person that is the subject of sanctions administered by OFAC or the U.S. Department of State (“State”), including by virtue of being (i) named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) organized under the Laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; (iii) owned or controlled 50% or more in the aggregate, by one or more Persons that are the subject of sanctions administered by OFAC; or (b) ~~[reserved]; (c) [reserved]; or (d)~~ a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose Laws apply to this Agreement..

“Scheduled Termination Date” means ~~August 12~~October 30, ~~2024~~2026.

“SEC” means the U.S. Securities and Exchange Commission or any governmental agencies substituted therefor.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Servicer” has the meaning set forth in the preamble to this Agreement, including any successor Servicer pursuant to Section 8.01.

“Servicer Indemnified Amounts” has the meaning set forth in Section 11.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 11.02(a).

“Servicing Fee” means the fee referred to in Section 8.06(a) of this Agreement.

“Servicing Fee Rate” means the rate referred to in Section 8.06(a) of this Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (a) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (b) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Lender) (it being understood that the Administrative Agent (with the consent or at the direction of the Lender) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

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“Solvent” means, with respect to any Person and as of any particular date, (a) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (b) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (c) such Person is not incurring debts or liabilities beyond its ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.

“Specifically Reserved Dilution Amount” means for any Fiscal Month, an amount computed on the last day of such Fiscal Month, equal to the greater of:

(a)            the product of (i) the quotient of (A) the aggregate amount of dilution or similar adjustments arising out of product rebates or similar arrangements which are customary for the Originators and specified in the related Contract or applicable marketing program related to the applicable Receivable and Obligor thereof that are expected by the Servicer to be made or otherwise incurred with respect to the then outstanding Pool Receivables as such expected dilution and similar adjustments are reflected on the books and records of the Originators and their Affiliates and reserved for by the Originators, as determined in consultation with the external accountants of the Originators and in accordance with the customary procedures established by the Originators and such accountants and (B) the current month’s sales and (ii) the last twelve month’s maximum quotient of (A) monthly product rebates and (B) the corresponding month’s sales; and

(b)            the quotient of (i) the current month’s Days’ Sales Outstanding and (ii) thirty (30).

“Structuring Agent” means PNC Capital Markets LLC, a Pennsylvania limited liability company.

“Subordinated Note” has the meaning set forth in the Purchase and Sale Agreement.

“Sub-Servicer” has the meaning set forth in Section 8.01(d).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

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“Supplemental Reserve Percentage” means, at any time of determination,

(a)            to the extent a Transaction Report reflects:

(i)            a month over month decrease in the number of transactions for the related month that is in excess of (A) fifteen percent (15.00%), a percentage equal to the positive difference between (1) a fraction, expressed as a percentage, the numerator of which is the calculated Borrowing Base and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables (as calculated in the most recently delivered Information Package) and (2) sixty percent (60.00%) and (B) twenty percent (20.00%), a percentage equal to (1) the percentage referenced in the immediately preceding clause (A), multiplied by (2) 1.5; and

(ii)           an average decrease in the number of transactions for any two (2) consecutive months that is in excess of ten percent (10.00%), the percentage referenced in the immediately preceding clause (i)(A);

in all cases under this clause (a), the Supplemental Reserve Percentage shall be the greatest of clauses (a)(i)(A), (a)(i)(B) and (a)(ii) above;

(b)            upon the occurrence of an Obligor Cancellation Event, a fraction, expressed as a percentage, the numerator of which is the aggregate Outstanding Pool Balance of all Pool Receivables related to such cancelled Contracts and the denominator of which is the aggregate Outstanding Balance of all Pool Receivables; and

(c)            upon the occurrence of a Liquidity Event, ten percent (10.00%).

“Supplemental Reserve Percentage and Interim Report Cessation Event” means, at any time of determination: (a) the occurrence and continuation of a Ratings Event or (b) five (5) Business Days after the Borrower’s election to permit the exclusive ownership and control of the Collection Accounts to be transferred to the Administrative Agent (for the benefit of the Secured Parties).

“Tangible Net Worth” means, as to any Person as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, deferred taxes, net leasehold improvements, good will, trademarks, trade names, service marks, copyrights, franchises, patents, licenses and unamortized debt discount and expense.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties and additions to tax with respect thereto.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 9.01 and (c) the date selected by the Borrower on which the Commitment has been reduced to zero pursuant to Section 2.02(d).

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“Total Reserves” means, at any time of determination, an amount equal to the product of (a) the sum of: (i) the Yield Reserve Percentage, plus (ii) the greater of (A) the sum of the Concentration Reserve Percentage plus the Minimum Dilution Reserve Percentage and (B) the sum of the Loss Reserve Percentage plus the Dilution Reserve Percentage, plus (iii) until the occurrence and during the continuation of a Supplemental Reserve Percentage and Interim Report Cessation Event, the Supplemental Reserve Percentage, times (b) the Adjusted Net Receivables Pool Balance at such time.

“Tranche Period” means, with respect to any LIBOR Loan, a period of one, two or three months selected by the Borrower pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two or three calendar months thereafter, as selected by the Borrower pursuant to Section 2.05; provided, however, that if the date any Loan made pursuant to Section 2.01 is not a Monthly Settlement Date, the initial Tranche Period for such Loan shall commence on the date such Loan is made pursuant to Section 2.01 and end on the next Monthly Settlement Date occurring after the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such initial Tranche Period; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Account Control Agreement(s), the Fee Letter, each Subordinated Note, the Performance Guaranty and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Transaction Report” means a report identifying the number of transactions during a calendar month, in form and substance acceptable to the Administrative Agent.

“Transaction Report Due Date” means, with respect to each calendar month, the second (2nd) Business Day after the last day of the immediately preceding calendar month.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unbilled Receivable” means, at any time, any Receivable as to which the invoice or bill with respect thereto has not yet been sent to the Obligor thereof.

“Unmatured Event of Default” means an event that but for notice or lapse of time or both would constitute an Event of Default.

“Unmatured Purchase and Sale Termination Event” has the meaning set forth in the Purchase and Sale Agreement.

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“Unrestricted Subsidiary” shall have the meaning attributed to such term in the Credit Agreement.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 4.03(f)(ii)(B)(3).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Waystar” has the meaning set forth in the preamble to this Agreement.

“Weighted Average Credit Terms” means, for any Fiscal Month, the weighted average (weighted based on the Outstanding Balance of all Pool Receivables) payment terms (computed in days and calculated based on the difference between the original invoice date and the stated due date for payment) of invoices for all Pool Receivables as of the last day of such Fiscal Month.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Yield Reserve Percentage” means at any time of determination:

1.50 x DSO x (BR + SFR)

360

where:

BR	=	the Base Rate;

DSO	=	the Days’ Sales Outstanding for the most recently ended Fiscal Month; and

SFR	=	the Servicing Fee Rate.

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SECTION 1.02.      Other Interpretative Matters. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule”, “Exhibit” or “Annex” shall mean articles and sections of, and schedules, exhibits and annexes to, this Agreement. For purposes of this Agreement, the other Transaction Documents and all such certificates and other documents, unless the context otherwise requires: (a) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of such agreement (or such certificate or document); (c) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to such agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” means “including without limitation”; (e) references to any Applicable Law refer to that Applicable Law as amended from time to time and include any successor Applicable Law; (f) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (g) references to any Person include that Person’s permitted successors and assigns; (h) unless otherwise provided, in the calculation of time from a specified date to a later specified date, the term “from” means “from and including”, and the terms “to” and “until” each means “to but excluding”; (i) terms in one gender include the parallel terms in the neuter and opposite gender; (j) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day and (k) the term “or” is not exclusive.

ARTICLE II

TERMS OF THE LOANS

SECTION 2.01.      Loan Facility. Upon a request by the Borrower pursuant to Section 2.02, and on the terms and subject to the conditions hereinafter set forth, the Lender shall, in accordance with its Commitment, make Loans to the Borrower on a revolving basis from time to time during the period from the Closing Date to the Termination Date. Under no circumstances shall the Lender be obligated to make any such Loan if, after giving effect to such Loan:

(a)            the Aggregate Capital would exceed the Facility Limit at such time;

(b)            the aggregate outstanding Capital of the Lender would exceed its Commitment; or

(c)            the Aggregate Capital would exceed the Borrowing Base at such time.

SECTION 2.02.      Making Loans; Repayment of Loans.

(a)            Each Loan hereunder shall be made on any Business Day by prior written request from the Borrower to the Administrative Agent, in the form of a Loan Request attached hereto as Exhibit A, provided that, at any time when PNC (or an Affiliate thereof) is both the Administrative Agent and the sole Lender hereunder, if the Borrower enters into a separate written agreement with the Administrative Agent regarding the Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent), then any request for a Loan made using such service shall constitute a Loan Request, and each Loan made pursuant to such service shall be made on the date such Loan Request is received by the Administrative Agent. Each such request for a Loan shall be made no later than 1:00 p.m. (New York City time), on a Business Day (it being understood that any such request made after such time shall be deemed to have been made on the following Business Day) and shall specify (i) the amount of the Loan(s) requested (which shall not be less than one hundred thousand dollars ($100,000) and shall be an integral multiple of fifty thousand dollars ($50,000)), (ii) the account to which the proceeds of such Loan shall be distributed and (iii) the date such requested Loan is to be made (which shall be a Business Day).

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(b)            On the date of each Loan specified in the applicable Loan Request, the Lender shall, upon satisfaction of the applicable conditions set forth in Article V and pursuant to the other conditions set forth in this Article II, make available to the Borrower in same day funds in an amount equal to the amount of such Loan requested, at the account set forth in the related Loan Request.

(c)            The Borrower shall repay in full the outstanding Capital of the Lender on the Final Maturity Date. Prior thereto, the Borrower shall, on each Settlement Date, make a prepayment of the outstanding Capital of the Lender to the extent required under Section 3.01 and otherwise in accordance therewith. Notwithstanding the foregoing, the Borrower, in its discretion, shall have the right to make a prepayment, in whole or in part, of the outstanding Capital of the Lender (i) at any time when PNC (or an Affiliate thereof) is both the Administrative Agent and the sole Lender hereunder, and to the extent the Borrower has entered into a separate written agreement with the Administrative Agent regarding the Administrative Agent’s PINACLE® auto-advance service (or any similar or replacement electronic loan administration service implemented by the Administrative Agent) pursuant to Section 2.02(a) hereof, on any Business Day, or (ii) otherwise, on any Business Day upon prior written notice to each Credit Party, such notice to be delivered no later than 3:00 p.m. (New York City time) on such Business Day (it being understood that any such notice made after such time shall be deemed to have been made on the following Business Day), in the form of a Reduction Notice attached hereto as Exhibit B; provided, however, that (i) each such prepayment shall be in a minimum aggregate amount of five hundred thousand dollars ($500,000) and shall be an integral multiple of one hundred thousand dollars ($100,000); provided, however, that notwithstanding the foregoing, a prepayment may be in an amount necessary to reduce any Borrowing Base Deficit existing at such time or the outstanding Capital of the Lender to zero ($0), and (ii) any accrued Interest and Fees in respect of such prepaid Capital shall be paid on the immediately following Settlement Date; provided, further, that the Borrower shall not provide any Reduction Notice, and no such Reduction Notice shall be effective, if after giving effect thereto, the Aggregate Capital at such time would be less than the Minimum Funding Threshold.

(d)            The Borrower may, at any time upon at least thirty (30) calendar days’ prior written notice to the Administrative Agent and the Lender, terminate the Facility Limit in whole.

(e)            The Borrower hereby covenants and agrees from time to time to request Loans pursuant to Section 2.02(a) in amounts and at such times such that the Aggregate Capital at all times is no less than the Minimum Funding Threshold at such time; it being understood and agreed that each Credit Extension pursuant to this Agreement is subject to the applicable conditions set forth in Article V and the other conditions set forth in this Article II.

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SECTION 2.03.      Interest and Fees.

(a)            On each Settlement Date, the Borrower shall, in accordance with the terms and priorities for payment set forth in Section 3.01, pay to each Credit Party and the Structuring Agent certain fees (collectively, the “Fees”) in the amounts set forth in the fee letter agreements from time to time entered into, among the Borrower, the Lender and/or the Administrative Agent and/or the Structuring Agent (each such fee letter agreement, as amended, restated, supplemented or otherwise modified from time to time, collectively being referred to herein as the “Fee Letter”). Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of a Defaulting Lender as provided in Section 2.06.

(b)            Each Loan of the Lender and the Capital thereof (without duplication) shall accrue interest on each day when such Capital remains outstanding at the then applicable Interest Rate for such Loan. The Borrower shall pay all Interest (including, for the avoidance of doubt, all Interest accrued on LIBOR Loans during an Interest Period regardless of whether the applicable Tranche Period has ended), Fees and Breakage Fees accrued during each Interest Period on each Settlement Date in accordance with the terms and priorities for payment set forth in Section 3.01.

SECTION 2.04.      Records of Loans . The Lender shall record in its records, the date and amount of each Loan made by the Lender hereunder, the interest rate with respect thereto, the Interest accrued thereon and each repayment and payment thereof. Subject to Section 12.03(b), such records shall be conclusive and binding absent manifest error. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under the other Transaction Documents to repay the Capital of the Lender, together with all Interest accruing thereon and all other Borrower Obligations.

SECTION 2.05.      Selection of Interest Rates and Tranche Periods.

(a)            Subject to the following sentence, each Loan shall bear interest initially at LMIR. Thereafter, so long as no Event of Default has occurred and is continuing, the Borrower may from time to time elect to change or continue the type of Interest Rate and/or Tranche Period borne by each Loan or, subject to the minimum amount requirement for each outstanding Loan set forth in Section 2.02, a portion thereof by notice to the Administrative Agent not later than 11:00 a.m. (New York City time), one (1) Business Day prior to the expiration of any Tranche Period or Interest Period, as applicable; provided, that there shall not be more than three (3) LIBOR Loans outstanding hereunder at any one time; provided, further that for the avoidance of doubt, any change from LMIR to LIBOR and/or any change to a Tranche Period applicable to a Loan shall not be effective until the Monthly Settlement Date occurring after the date of such request. Any such notices requesting the continuation or conversion of a Loan to the Administrative Agent may be given by telephone, telecopy, or other telecommunication device acceptable to the Administrative Agent (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing in a manner acceptable to the Administrative Agent).

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(b)            If, by the time required in Section 2.05(a), the Borrower fails to select a Tranche Period or Interest Rate for any Loan, such Loan shall automatically accrue Interest at LMIR for the next occurring Interest Period.

SECTION 2.06.      Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if the Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as the Lender is a Defaulting Lender:

(a)            Undrawn Fees (as defined in the Fee Letter) shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender.

(b)            The Commitment and Capital of such Defaulting Lender shall not be included in determining whether the Majority Lender have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 12.01); provided, that, this clause (b) shall not apply to the vote of such Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of the Lender directly affected thereby (if the Lender is directly affected thereby).

(c)            Except to the extent otherwise agreed by the affected parties, no change hereunder from Defaulting Lender to a non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from the Lender having been a Defaulting Lender.

ARTICLE III

SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS

SECTION 3.01.      Settlement Procedures.

(a)            The Servicer shall set aside and hold in trust for the benefit of the Secured Parties (or, if so requested by the Administrative Agent, segregate in a separate account approved by the Administrative Agent, which shall be an account maintained and controlled by the Administrative Agent unless the Administrative Agent otherwise instructs in its sole discretion), for application in accordance with the priority of payments set forth below, all Collections on Pool Receivables that are received by the Servicer or the Borrower or received in any Lock-Box or Collection Account; provided, however, that so long as each of the conditions precedent set forth in Section 5.03 are satisfied on such date, the Servicer may release to the Borrower from such Collections the amount (if any) necessary to pay (i) the purchase price for Receivables purchased by the Borrower on such date in accordance with the terms of the Purchase and Sale Agreement or (ii) amounts owing by the Borrower to the Originators under the Subordinated Notes (each such release, a “Release”). On each Settlement Date, the Servicer (or, following its assumption of control of the Collection Accounts, the Administrative Agent) shall, distribute such Collections in the following order of priority:

(i)            first, to the Servicer for the payment of the accrued Servicing Fees payable for the immediately preceding Interest Period (plus, if applicable, the amount of Servicing Fees payable for any prior Interest Period to the extent such amount has not been distributed to the Servicer);

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(ii)           second, to the Lender and each other Credit Party (ratably, based on the amount then due and owing), all accrued and unpaid Interest, Fees and Breakage Fees due to the Lender and each such Credit Party for the immediately preceding Interest Period (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments), plus, if applicable, the amount of any such Interest, Fees and Breakage Fees (including any additional amounts or indemnified amounts payable under Sections 4.03 and 11.01 in respect of such payments) payable for any prior Interest Period to the extent such amount has not been distributed to the Lender or each such Credit Party;

(iii)          third, as set forth in clause (A), (B) or (C) below, as applicable:

(A)            prior to the occurrence of the Termination Date, to the extent that a Borrowing Base Deficit exists on such date or the Aggregate Capital on such date exceeds the Facility Limit, to the Lender for the payment of a portion of the Aggregate Capital at such time, in an aggregate amount equal to the amount necessary to reduce the Borrowing Base Deficit to zero ($0) or the amount necessary to reduce the Aggregate Capital to an amount equal to or less than the Facility Limit, as applicable;

(B)            on and after the occurrence of the Termination Date, to the Lender for the payment in full of the aggregate outstanding Capital of the Lender at such time; or

(C)            prior to the occurrence of the Termination Date, at the election of the Borrower from time to time and in accordance with Section 2.02(c), to the payment of all or any portion of the outstanding Capital of the Lender at such time;

(iv)          fourth, to each Credit Party, the Affected Persons and the Borrower Indemnified Parties (ratably, based on the amount due and owing at such time), for the payment of all other Borrower Obligations then due and owing by the Borrower to each such Credit Party, the Affected Persons and the Borrower Indemnified Parties; and

(v)           fifth, the balance, if any, to be paid to the Borrower for its own account, including, without limitation, the payment of any amounts pursuant to a Release.

(b)            All payments or distributions to be made by the Servicer, the Borrower and any other Person to the Lender (or their respective related Affected Persons and the Borrower Indemnified Parties) shall be paid or distributed to the Administrative Agent at its Administrative Agent’s Account. The Administrative Agent, upon its receipt in the applicable Administrative Agent’s Account of any such payments or distributions, shall distribute such amounts to the Lender, Affected Persons and the Borrower Indemnified Parties, as applicable; provided that if the Administrative Agent shall have received insufficient funds to pay all of the above amounts in full on any such date, the Administrative Agent shall pay such amounts to the Lender, Affected Persons and the Borrower Indemnified Parties in accordance with the priority of payments set forth above, and with respect to any such category above for which there are insufficient funds to pay all amounts owing on such date, ratably (based on the amounts in such categories owing to each such Person) among all such Persons entitled to payment thereof.

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(c)            If and to the extent the Administrative Agent, the Lender, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to any Person any amount owed and received on its behalf hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Borrower and, accordingly, the Administrative Agent, the Lender, such Affected Person or such Borrower Indemnified Party, as the case may be, shall have a claim against the Borrower for such amount.

(d)            For the purposes of this Section 3.01:

(i)            if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Borrower, any Originator, the Servicer or any Affiliate of the Servicer, or any setoff, counterclaim or dispute between the Borrower or any Affiliate of the Borrower, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment and, if an Event of Default or Unmatured Event of Default exists or if the Purchase and Sale Termination Date has occurred and, in each case, if an Originator has made a related payment in cash to the Borrower pursuant to Section 3.2(c) of the Purchase and Sale Agreement, the Borrower shall immediately pay (or cause the applicable Originator to pay pursuant to Section 3.3 of the Purchase and Sale Agreement) any and all such amounts in respect thereof to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a); provided that if a Pool Receivable’s “Purchase Price” has been reduced by the full Outstanding Balance thereof pursuant to Section 3.3(a) of the Purchase and Sale Agreement and such reduction has been made in accordance with Section 3.3(c) of the Purchase and Sale Agreement, then the Borrower shall deliver to the applicable Originator any payments thereafter received by the Borrower on account of such Pool Receivable’s Outstanding Balance in accordance with the Borrower’s obligations under the proviso to Section 3.3(a) of the Purchase and Sale Agreement;

(ii)           if on any day any of the representations or warranties in Section 6.01 is not true with respect to any Pool Receivable, the Borrower shall be deemed to have received on such day a Collection of such Pool Receivable in full and, if an Event of Default or Unmatured Event of Default exists or if the Purchase and Sale Termination Date shall have occurred and, in each case, if an Originator has made a related payment in cash to the Borrower pursuant to Section 3.2(c) of the Purchase and Sale Agreement, the Borrower shall immediately pay the amount of such deemed Collection to a Collection Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties for application pursuant to Section 3.01(a) (Collections deemed to have been received pursuant to Section 3.01(d) are hereinafter sometimes referred to as “Deemed Collections”);

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(iii)          except as provided in clauses (i) or (ii) above or otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv)           if and to the extent the Administrative Agent, the Lender, any Affected Person or any Borrower Indemnified Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by such Person but rather to have been retained by the Borrower and, accordingly, such Person shall have a claim against the Borrower for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

SECTION 3.02.      Payments and Computations, Etc.

(a)            All amounts to be paid by the Borrower or the Servicer to the Administrative Agent, the Lender, any Affected Person or any Borrower Indemnified Party hereunder shall be paid no later than one o’clock p.m. (1:00 p.m.) (New York City time) on the day when due in same day funds to the Administrative Agent’s Account.

(b)            Each of the Borrower and the Servicer shall, to the extent permitted by Applicable Law, pay interest on any amount not paid or deposited by it when due hereunder, at an interest rate per annum equal to 2.50% per annum above the Base Rate, payable on demand.

(c)            All computations of interest under subsection (b) above and all computations of Interest, Fees and other amounts hereunder shall be made on the basis of a year of 360 days (or, in the case of amounts determined by reference to the Base Rate, 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

ARTICLE IV

INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY; SECURITY INTEREST; BENCHMARK REPLACEMENT SETTING AND LIBOR NOTIFICATION

SECTION 4.01.      Increased Costs.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Affected Person;

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(ii)           subject any Affected Person to any Taxes (except to the extent such Taxes are Indemnified Taxes or Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Affected Person any other condition, cost or expense (other than Taxes) (A) affecting the Collateral, this Agreement, any other Transaction Document, any Loan or (B) affecting its obligations or rights to make Loans;

and the result of any of the foregoing shall be to increase the cost to such Affected Person (A) acting as a Credit Party hereunder with respect to the transactions contemplated hereby, (B) of funding or maintaining any Loan or (C) of maintaining its obligation to fund or maintain any Loan, or to reduce the amount of any sum received or receivable by such Affected Person hereunder, then, upon request of such Affected Person, the Borrower shall pay to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered.

(b)            Capital and Liquidity Requirements. If any Affected Person determines in its sole discretion that any Change in Law affecting such Affected Person or any lending office of such Affected Person or such Affected Person’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of (x) increasing the amount of capital required to be maintained by such Affected Person or Affected Person’s holding company, if any, (y) reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, or (z) causing an internal capital or liquidity charge or other imputed cost to be assessed upon such Affected Person or Affected Person’s holding company, if any, in each case, as a consequence of (A) this Agreement or any other Transaction Document, (B) the commitments of such Affected Person hereunder or under any other Transaction Document, (C) the Loans made by such Affected Person or (D) any Capital (or portion thereof), to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity), then from time to time, upon request of such Affected Person, the Borrower will pay to such Affected Person such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such increase, reduction or charge.

~~(c)            [Reserved].~~

(~~d~~c)          Certificates for Reimbursement. A certificate of an Affected Person setting forth the amount or amounts necessary to compensate such Affected Person or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 4.01 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay such Affected Person the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

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(~~e~~d)          Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 4.01 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 4.01 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.02.      Funding Losses.

(a)            The Borrower will pay the Lender all Breakage Fees.

(b)            A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender, as specified in clause (a) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall, subject to the priorities of payment set forth in Section 3.01, pay the Lender the amount shown as due on any such certificate on the first Settlement Date occurring after the Borrower’s receipt of such certificate.

SECTION 4.03.      Taxes.

(a)            Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the sole, good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment to an Affected Person, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Affected Person receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)            Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or, at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes.

(c)            Indemnification by the Borrower. The Borrower shall indemnify each Affected Person, within thirty (30) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Affected Person or required to be withheld or deducted from a payment to such Affected Person and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by an Affected Person (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of an Affected Person, shall be conclusive absent manifest error.

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(d)            Indemnification by the Lender. The Lender shall indemnify the Administrative Agent, within ten (10) calendar days after demand therefor, for (i) any Indemnified Taxes attributable to the Lender or any of their respective Affiliates that are Affected Persons (but only to the extent that the Borrower and its Affiliates have not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting any obligation of the Borrower, the Servicer or their Affiliates to do so), (ii) any Taxes attributable to the failure of the Lender or any of their respective Affiliates that are Affected Persons to comply with Section 12.03(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to the Lender or any of their respective Affiliates that are Affected Persons, in each case, that are payable or paid by the Administrative Agent in connection with any Transaction Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Lender by the Administrative Agent shall be conclusive absent manifest error. The Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to the Lender or any of their respective Affiliates that are Affected Persons under any Transaction Document or otherwise payable by the Administrative Agent to the Lender or any of their respective Affiliates that are Affected Persons from any other source against any amount due to the Administrative Agent under this clause (d).

(e)            Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 4.03, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)             Status of Affected Persons.

(i)            Any Affected Person that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Affected Person, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Affected Person is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.03(f)(ii)(A), 4.03(f)(ii)(B) and 4.03(g)) shall not be required if, in the Affected Person’s reasonable judgment, such completion, execution or submission would subject such Affected Person to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Affected Person

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(ii)           Without limiting the generality of the foregoing:

(A)            an Affected Person that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a party to this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of Internal Revenue Service Form W-9 certifying that such Affected Person is exempt from U.S. federal backup withholding tax;

(B)            any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested of the Affected Person) on or prior to the date on which such Lender becomes a party to this Agreement and from time to time upon the reasonable request of the Borrower or the Administrative Agent, whichever of the following is applicable:

(1)            in the case of such an Affected Person claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Transaction Document, executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as may be applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Transaction Document, Internal Revenue Service Form W-8BEN or W-8BEN-E (as may be applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)            executed originals of Internal Revenue Service Form W-8ECI;

(3)            in the case of such an Affected Person claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in substantially the form of Exhibit ~~J~~I hereto to the effect that such Affected Person is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as may be applicable); or

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(4)            to the extent such Affected Person is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E (as may be applicable), a U.S. Tax Compliance Certificate, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if such Affected Person is a partnership and one or more direct or indirect partners of such Affected Person are claiming the portfolio interest exemption, such Affected Person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; and

(C)            any Affected Person that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient), from time to time upon the reasonable request of the Borrower or the Administrative Agent, executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(g)            Documentation Required by FATCA. If a payment made to an Affected Person under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Affected Person were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Affected Person shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Affected Person has complied with such Affected Person’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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(h)            Treatment of Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (including by the payment of additional amounts pursuant to this Section 4.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.03 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)             Survival. Each party’s obligations under this Section 4.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Credit Party or any other Affected person, the termination of the Commitment and the repayment, satisfaction or discharge of all the Borrower Obligations and the Servicer’s obligations hereunder.

(j)             Updates. Each Affected Person agrees that if any form or certification it previously delivered pursuant to this Section 4.03 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

SECTION 4.04.      Inability to Determine LIBOR or LMIR; Change in Legality.

(a)            If the Lender shall have determined in its sole discretion (which determination shall be conclusive and binding upon the parties hereto absent manifest error) on any day, by reason of circumstances affecting the interbank Eurodollar market, either that: (i) dollar deposits in the relevant amounts and for the relevant Interest Period or day, as applicable, are not available, (ii) adequate and reasonable means do not exist for ascertaining LIBOR or LMIR for such Interest Period or day, as applicable, or (iii) LIBOR or LMIR determined pursuant hereto does not accurately reflect the cost to the applicable Affected Person (as conclusively determined by the Lender) of maintaining any Portion of Capital during such Interest Period or day, as applicable, the Lender shall promptly give telephonic notice of such determination, confirmed in writing, to the Borrower on such day. Upon delivery of such notice: (i) no Portion of Capital shall be funded thereafter at LIBOR or LMIR unless and until the Lender shall have given notice to the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist and (ii) with respect to any outstanding Portion of Capital then funded at LIBOR or LMIR, such Interest Rate shall automatically be converted to the Base Rate.

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(b)            If on any day the Lender shall have been notified by any Affected Person that such Affected Person has determined (which determination shall be final and conclusive absent manifest error) that any Change in Law, or compliance by such Affected Person with any Change in Law, shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at or by reference to LIBOR or LMIR, the Lender shall notify the Borrower and the Administrative Agent thereof. Upon receipt of such notice, until the Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at or by reference to LIBOR or LMIR and (ii) the Interest for any outstanding portions of Capital then funded at LIBOR or LMIR shall automatically and immediately be converted to the Base Rate.

SECTION 4.05.      Security Interest.

(a)            As security for the performance by the Borrower of all the terms, covenants and agreements on the part of the Borrower to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of the Aggregate Capital and all Interest in respect of the Loans and all other Borrower Obligations, the Borrower hereby grants and assigns to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a valid, continuing and perfected first priority security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Boxes and Collection Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Boxes and Collection Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, (vi) all other personal and fixture property or assets of the Borrower of every kind and nature including, without limitation, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts, chattel paper (whether tangible or electronic), deposit accounts, securities accounts, securities entitlements, letter of credit rights, commercial tort claims, securities and all other investment property, supporting obligations, money, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles) (each as defined in the UCC) and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

(b)            The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement.

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(c)            Immediately upon the occurrence of (i) the Final Payout Date or (ii) the repurchase of any Receivable as set forth in Section 3.3(a) of the Purchase and Sale Agreement, the Collateral, in the case of clause (i), or the applicable Receivable and any Related Security solely with respect to such Receivable, in the case of clause (ii), shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lender and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute (if applicable) and deliver to the Borrower written authorization for the Borrower to file (or have filed on its behalf) UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

SECTION 4.06.      Benchmark Replacement Setting.

(a)            Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date.

(b)            Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if the Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party hereto or to any other Transaction Document; and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lender without any amendment to, or further action or consent of the any other party to, this Agreement or any other Transaction Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from the Lender.

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(c)            Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(d)            Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and Lender of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.06(e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable the Lender pursuant to this Section 4.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 4.06.

(e)            Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)             Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Loan bearing interest based on USD LIBOR, conversion to or continuation of a Loan bearing interest based on USD LIBOR to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to a Loan at the Base Rate. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

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(g)            Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Loans outstanding on the Secondary Term SOFR Conversion Date bearing interest based on the then-current Benchmark shall be deemed to have been converted to Loans bearing interest at the Benchmark Replacement with a tenor approximately the same length as the interest payment period of the then-current Benchmark; provided that, this paragraph (g) shall not be effective unless the Administrative Agent has delivered to the Lender and the Borrower a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion.

(h)            Certain Defined Terms. As used in this Section 4.06:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.06(e), or (y) if the then-current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark under the terms of this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.06(a).

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“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1)            the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2)            the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; and

(3)            the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated or bilateral credit facilities at such time, and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrower shall be the term benchmark rate that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition, all in accordance with Section 4.06(f) above. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes hereof and of the other Transaction Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any Available Tenor for any setting of such Unadjusted Benchmark Replacement:

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(1)            for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below:

Available Tenor	Benchmark Replacement Adjustment*
One-Week	0.03839% (3.839 basis points)
One-Month	0.11448% (11.448 basis points)
Two-Months	0.18456% (18.456 basis points)
Three-Months	0.26161% (26.161 basis points)
Six-Months	0.42826% (42.826 basis points)
* These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessation_Announcement_20210305.pdf

(2)            for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower for the applicable Corresponding Tenor, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated or bilateral credit facilities;

provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for interest calculated with reference to such Unadjusted Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the Transaction Documents).

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“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)            in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

(3)            in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Lender and Borrower pursuant to this Section 4.06, which date shall be at least thirty (30) days from the date of the Term SOFR Notice; or

(4)            in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lender, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lender, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from the Lender.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)            a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrative Agent announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.06 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 4.06.

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“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1)            a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)            the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the and Lender.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR or, if no floor is specified, zero.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

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“Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Borrower to the Administrative Agent , or (ii) notice by the Administrative Agent to the Borrower, that, at the determination of the Borrower or the Administrative Agent, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate, and (y) the Administrative Agent, in its sole discretion, and the Borrower jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lender.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrative Agent in its reasonable discretion.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lender and the Borrower of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Event” means the determination by the Administrative Agent that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Administrative Agent and (3) a Benchmark Transition Event or an Early Opt-in Election, as applicable, (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election) has previously occurred resulting in a Benchmark Replacement in accordance with this Section 4.06 that is not Term SOFR.

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“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means any interest rate that is based on the London interbank offered rate for U.S. dollars, including LIBOR and LMIR, as applicable.

SECTION 4.07.      LIBOR Notification. Section 4.06 of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR” or “LMIR”, as applicable, or with respect to any alternative or successor rate thereto, or replacement rate therefor. To the extent that any term or provision of Section 4.06 is or may be inconsistent with any term or provision in the remainder of this Agreement or any other Transaction Document, the terms and provisions of Section 4.06 shall control.

ARTICLE V

CONDITIONS to Effectiveness and CREDIT EXTENSIONS

SECTION 5.01.      Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit G hereto (subject to Section 7.01(cc)), in each case, in form and substance acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to each Credit Party have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 5.02.      Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)            in the case of a Loan, the Borrower shall have delivered to the Administrative Agent a Loan Request for such Loan, in accordance with Section 2.02(a);

~~(b)            [reserved];~~

(~~c~~b)          the Servicer shall have delivered to each Credit Party all Information Packages and Interim Reports required to be delivered hereunder;

(~~d~~c)          the conditions precedent to such Credit Extension specified in Section 2.01(a) through (c), shall be satisfied;

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(~~e~~d)          on the date of such Credit Extension the following statements shall be true and correct (and upon the occurrence of such Credit Extension, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)            the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of the date of such Credit Extension as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;

(ii)           no Event of Default or Unmatured Event of Default has occurred and is continuing, and no Event of Default or Unmatured Event of Default would result from such Credit Extension;

(iii)          no Borrowing Base Deficit exists or would exist after giving effect to such Credit Extension;

(iv)          the Aggregate Capital would not equal an amount less than the Minimum Funding Threshold after giving effect to such Credit Extension; and

(v)           the Termination Date has not occurred.

SECTION 5.03.      Conditions Precedent to All Releases. Each Release hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)            after giving effect to such Release, the Servicer shall be holding in trust for the benefit of the Secured Parties an amount of Collections sufficient to pay the sum of (x) all accrued and unpaid Servicing Fees, Interest, Fees and Breakage Fees, in each case, through the date of such Release, (y) the amount of any Borrowing Base Deficit (after giving effect to such Release and the Borrower’s related purchase of Receivables pursuant to the Purchase and Sale Agreement on the date of such Release) and (z) the amount of all other accrued and unpaid Borrower Obligations through the date of such Release;

(b)            the Borrower shall use the proceeds of such Release solely to pay (x) the purchase price for Receivables purchased by the Borrower in accordance with the terms of the Purchase and Sale Agreement and (y) any amounts owing by the Borrower to the Originators under the Subordinated Notes;

(c)            the Borrower has not received a written notice from the Administrative Agent prohibiting Releases hereunder; and

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(d)            on the date of such Release the following statements shall be true and correct (and upon the occurrence of such Release, the Borrower and the Servicer shall be deemed to have represented and warranted that such statements are then true and correct):

(i)            the representations and warranties of the Borrower and the Servicer contained in Sections 6.01 and 6.02 are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of the date of such Release as though made on and as of such date unless such representations and warranties by their terms refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such earlier date;

(ii)           no Event of Default has occurred and is continuing, and no Event of Default would result from such Release;

(iii)          no Borrowing Base Deficit exists or would exist after giving effect to such Release;

(iv)          the Aggregate Capital would exceed the Minimum Funding Threshold after giving effect to such Release; and

(v)           the Termination Date has not occurred.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.01.      Representations and Warranties of the Borrower. The Borrower represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:

(a)            Organization and Good Standing. The Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Borrower is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Borrower Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Borrower (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) grant a security interest in the Collateral to the Administrative Agent on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

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(d)            Binding Obligations. This Agreement and each of the other Transaction Documents to which the Borrower is a party constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Borrower is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Borrower is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of the Collateral or any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law.

(f)             Litigation and Other Proceedings. (i)  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower before any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Collateral by the Borrower to the Administrative Agent, the ownership or acquisition by the Borrower of any Pool Receivables or other Collateral or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Borrower of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Borrower Material Adverse Effect.

(g)            No Consents. The Borrower is not required to obtain the consent of any other party or any consent, order, license, approval, registration, authorization, action or declaration of or with any Governmental Authority in connection with the grant of a security interest in the Collateral by the Borrower to the Administrative Agent hereunder or the due execution, delivery, or performance by the Borrower of this Agreement or any other Transaction Document to which it is a party or the consummation by the Borrower of the transactions contemplated by this Agreement or any other Transaction Documents to which it is a party that has not already been obtained and are in full force and effect or the failure of which to obtain could not reasonably be expected to have a Borrower Material Adverse Effect.

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(h)            Offices; Legal Name. The Borrower’s sole jurisdiction of organization is the State of Delaware and such jurisdiction has not changed within four (4) months prior to the date of this Agreement. The office of the Borrower is located at 888 West Market Street, Louisville, KY 40202. The legal name of the Borrower is Waystar RC LLC.

(i)             Investment Company Act; Volcker Rule. The Borrower (i) is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act and (ii) is not a “covered fund” under the Volcker Rule. In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower relies on an exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act , although other exemptions from the definition of “investment company” set forth in the Investment Company Act may also be available.

(j)             No Material Adverse Effect. Since the date of formation of the Borrower there has been no Borrower Material Adverse Effect.

(k)            Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other written information, furnished to any Credit Party by or on behalf of the Borrower pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to such Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, with respect to projected financial information, if any, such representation is made only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(l)             Sanctions and other Anti-Terrorism Law. No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Collateral is Embargoed Property.

(m)           Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.

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(n)            Compliance with Law. The Borrower has complied in all respects with all Applicable Laws to which it may be subject, except where the failure to so comply would not reasonably be expected to have a Borrower Material Adverse Effect.

(o)            Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(p)            Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(q)            Taxes. The Borrower will (i) timely file all tax returns (federal, state and local) required to be filed by it and (ii) pay, or cause to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that the failure to file or pay could not reasonably be expected to have a Borrower Material Adverse Effect.

(r)             Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

(s)            Other Transaction Documents. Each representation and warranty made by the Borrower under each other Transaction Document to which it is a party is true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of the date when made, except for any such representation and warranty that applies as to an earlier date (in which case, such representation and warranty shall be true and correct in all material respects (unless such representation and warranty contains a materiality qualifier, in which case such representation and warranty shall be true and correct as made) as of such earlier date).

(t)             No Linked Accounts. There are no Linked Accounts with respect to any Collection Account.

(u)            Margin Regulations. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

(v)            Solvency. After giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, the Borrower is Solvent.

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(w)           Perfection Representations.

(i)            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Borrower’s right, title and interest in, to and under the Collateral which (A) security interest has been perfected and is enforceable against creditors of and purchasers from the Borrower (in the case of the Related Security, in only that portion of the Related Security in which a security interest may be perfected by the filing of a financing statement under the UCC) and (B) will be free of all Adverse Claims in such Collateral.

(ii)           The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(iii)          The Borrower owns and has good and marketable title to the Collateral free and clear of any Adverse Claim of any Person.

(iv)          All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale or contribution of the Receivables and Related Security from each Originator to the Borrower pursuant to the Purchase and Sale Agreement and the grant by the Borrower of a security interest in the Collateral to the Administrative Agent pursuant to this Agreement.

(v)          Other than the security interest granted to the Administrative Agent pursuant to this Agreement, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral except as permitted by this Agreement and the other Transaction Documents. The Borrower has not authorized the filing of and is not aware of any financing statements filed against the Borrower that include a description of collateral covering the Collateral other than any financing statement (i) in favor of the Administrative Agent or (ii) that has been terminated or amended to reflect the release of any security interest in the Collateral. The Borrower is not aware of any judgment lien, ERISA lien or tax lien filings against the Borrower.

(vi)          Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 6.01(w) shall be continuing and remain in full force and effect until the Final Payout Date.

(x)            The Lock-Boxes and Collection Accounts.

(i)            Nature of Collection Accounts. Each Collection Account constitutes a “deposit account” within the meaning of the applicable UCC.

(ii)           Ownership. Each Lock-Box and Collection Account is in the name of the Borrower and the Borrower owns and has good and marketable title to the Collection Accounts free and clear of any Adverse Claim.

(iii)          Perfection. The Borrower has delivered to the Administrative Agent a fully executed Account Control Agreement relating to each Lock-Box and Collection Account, pursuant to which each applicable Collection Account Bank has agreed to comply with the instructions originated by the Administrative Agent directing the disposition of funds in such Lock-Box and Collection Account without further consent by the Borrower, the Servicer or any other Person. The Administrative Agent has “control” (as defined in Section 9-104 of the UCC) over each Collection Account.

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(iv)          Instructions. Neither the Lock-Boxes nor the Collection Accounts are in the name of any Person other than the Borrower . Neither the Borrower nor the Servicer has consented to the applicable Collection Account Bank complying with instructions of any Person other than the Administrative Agent.

(y)            Ordinary Course of Business. Each remittance of Collections by or on behalf of the Borrower to the Credit Parties under this Agreement will have been (i) in payment of a debt incurred by the Borrower in the ordinary course of business or financial affairs of the Borrower and (ii) made in the ordinary course of business or financial affairs of the Borrower.

(z)            Tax Status. The Borrower (i) is, and shall at all relevant times continue to be, a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes and (ii) is not and will not at any relevant time become an association (or publicly traded partnership) taxable as an association for U.S. federal income tax purposes.

(aa)          No Other Debt. The Borrower has not, does not and will not during this Agreement (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act or that may be offered for sale under Rule 144A or a similar exemption from registration under the Securities Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interest other than debt obligations substantially similar to the obligations of the Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement.

(bb)          Consolidated Assets. The Borrower’s assets and liabilities are consolidated with the assets and liabilities of Parent for purposes of generally accepted accounting principles.

(cc)          Certificate of Beneficial Ownership. The information contained in the Certificate of Beneficial Ownership executed and delivered to the Administrative Agent for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered, in each case, to the best knowledge of the Borrower.

(dd)          Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to any Credit Party hereunder, the Borrower shall be deemed to have certified that (i) all representations and warranties of the Borrower hereunder are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Release.

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Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 6.01 shall be continuing, and remain in full force and effect until the Final Payout Date.

SECTION 6.02.      Representations and Warranties of the Servicer. The Servicer represents and warrants to each Credit Party as of the Closing Date, on each Settlement Date and on each day on which a Credit Extension shall have occurred:

(a)            Organization and Good Standing. The Servicer is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and has full power and authority under its organizational documents and under the laws of the State of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)            Due Qualification. The Servicer is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business or the servicing of the Pool Receivables as required by this Agreement requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)            Power and Authority; Due Authorization. The Servicer (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary action the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

(d)            Binding Obligations. This Agreement and each of the other Transaction Documents to which the Servicer is a party constitutes legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)            No Conflict or Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which the Servicer is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Servicer is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement (including the Credit Agreement), loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

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(f)             Litigation and Other Proceedings. (i)  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened, against the Borrower before any Governmental Authority and (ii) the Servicer is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) seeks any determination or ruling that could materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

(g)            No Consents. The Servicer is not required to obtain the consent of any other party or any consent, order, license, approval, registration, authorization, action or declaration of or with any Governmental Authority in connection with the due execution, delivery, or performance by the Servicer of this Agreement or any other Transaction Documents to which it is a party or the consummation by the Servicer of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party that has not already been obtained and are in full force and effect or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

(h)            Location of Records. The offices where the initial Servicer keeps all of its records relating to the servicing of the Pool Receivables are located at 888 West Market Street, Louisville, KY 40202.

(i)             Investment Company Act. The Servicer is not, and is not controlled by, an “investment company” registered or required to be registered under the Investment Company Act.

(j)             No Material Adverse Effect. Since December 31, 2020, there has been no Material Adverse Effect with respect to the Servicer.

(k)            Accuracy of Information. All Information Packages, Interim Reports, Loan Requests, certificates, reports, statements, documents and other written information, furnished to any Credit Party by or on behalf of the Servicer pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, are, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to such Credit Party, and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided that, with respect to projected financial information, if any, such representation is made only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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(l)             Sanctions and Other Anti-Terrorism Laws. No: (a) Covered Entity: (i) is a Sanctioned Person, nor any employees, officers, directors, consultants, brokers or agents acting on a Covered Entity’s behalf in connection with this Agreement is a Sanctioned Person; (ii) directly, or knowingly indirectly through any third party, engages in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, or which otherwise are prohibited by any Applicable Laws of the United States or Laws of other applicable jurisdictions relating to economic sanctions and other Anti-Terrorism Laws; (b) Collateral is Embargoed Property.

(m)           Anti-Corruption Laws. Each Covered Entity has (a) conducted its business in compliance with all Anti-Corruption Laws and (b) has instituted and maintains policies and procedures designed to ensure compliance with such Laws.

(n)            Compliance with Law. The Servicer (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Pool Receivables and the related Contracts, (ii) has maintained in effect all qualifications required under Applicable Law in order to properly service the Pool Receivables and (iii) has complied in all respects with all Applicable Laws in connection with servicing the Pool Receivables, except, with respect to clause (iii) above, where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(o)            Eligible Receivables. Each Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance as of any date is an Eligible Receivable as of such date.

(p)            Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

(q)            Taxes. The Servicer has (i) timely filed all tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges, if any, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP, except in each case to the extent that such failure to file or pay could not reasonably be expected to have a Material Adverse Effect.

(r)             Opinions. The facts regarding the Borrower, the Servicer, each Originator, the Performance Guarantor, the Receivables, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Transaction Documents are true and correct in all material respects.

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~~(s)            [Reserved].~~

(~~t~~s)           No Linked Accounts. There are no Linked Accounts with respect to any Collection Account.

(~~u~~t)           Credit and Collection Policy. The Servicer has complied in all material respects with the Credit and Collection Policy in connection with its servicing of the Pool Receivables and the related Contracts.

(~~v~~u)          Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by the Servicer, any Originator or any Sub-Servicer in the servicing of the Pool Receivables, other than those which have been obtained and are in full force and effect.

(~~w~~v)         Servicing of Pool Receivables. Since the Closing Date, there has been no material adverse change in the ability of the Servicer or any Sub-Servicer to service and collect the Pool Receivables and the Related Security.

(~~x~~w)          Financial Condition. The consolidated balance sheets of the Servicer and its consolidated Subsidiaries as of December 31, 2020 and the related statements of income and shareholders’ equity of the Servicer and its consolidated Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Credit Party, present fairly in all material respects the consolidated financial position of the Servicer and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP.

(~~y~~x)          Reaffirmation of Representations and Warranties. On the date of each Credit Extension, on the date of each Release, on each Settlement Date and on the date each Information Package, Interim Report or other report is delivered to any Credit Party, the Servicer shall be deemed to have certified that (i) all representations and warranties of the Servicer hereunder are true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (unless such representations and warranties contain a materiality qualifier, in which case such representations and warranties shall be true and correct as made) as of such date) and (ii) no Event of Default or an Unmatured Event of Default has occurred and is continuing or will result from such Credit Extension or Release.

Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations and warranties contained in this Section 6.02 shall be continuing, and remain in full force and effect until the Final Payout Date.

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ARTICLE VII

COVENANTS

SECTION 7.01.      Covenants of the Borrower. At all times from the Closing Date until the Final Payout Date:

(a)            Payment of Principal and Interest. The Borrower shall duly and punctually pay Capital, Interest, Fees and all other amounts payable by the Borrower hereunder in accordance with the terms of this Agreement.

(b)            Existence. The Borrower shall keep in full force and effect its existence and rights as a limited liability company under the laws of the State of Delaware, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and the Collateral.

(c)            Financial Reporting. The Borrower will maintain a system of accounting established and administered in accordance with GAAP, and the Borrower (or the Servicer on its behalf) shall furnish to the Administrative Agent:

(i)            Annual Financial Statements of the Borrower. Promptly upon completion and in no event later than one hundred twenty (120) calendar days after the close of each fiscal year of the Borrower (or, if applicable, the date on which the financial statements described in Section 7.01(c)(v) are delivered), annual unaudited financial statements of the Borrower certified by a Financial Officer of the Borrower that they fairly present in all material respects, in accordance with GAAP (except as noted therein), the financial condition of the Borrower as of the date indicated and the results of its operations for the periods indicated.

(ii)           Information Packages and Interim Reports. As soon as available and in any event by no later than (A) each Information Package Due Date, an Information Package as of the most recently completed Fiscal Month and (B) until the occurrence and during the continuation of a Supplemental Reserve Percentage and Interim Report Cessation Event, each Interim Report Due Date, each applicable Interim Report with respect to the Pool Receivables.

(iii)          Other Information. Such other information relating to the Collateral and the Borrower and the transactions contemplated hereby (including non-financial information) as any Credit Party may from time to time reasonably request.

(iv)          Quarterly Financial Statements of Parent. As soon as available, and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending June 30, 2021, the unaudited consolidated balance sheet of the Parent as at the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Parent for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous fiscal year, all in reasonable detail, all of which shall be certified by a Financial Officer of Parent that they present in all material respects, in accordance with GAAP (except as noted therein), the consolidated financial condition of the Parent as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject (in the case of unaudited interim financing statements) to changes resulting from audit and normal year-end adjustments, to the extent required to be filed with the SEC.

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(v)           Annual Financial Statements of Parent. As soon as available, and in any event within one hundred twenty (120) days after the end of each fiscal year ending after the Closing Date, (i) the audited consolidated balance sheet of the Parent as at the end of such fiscal year and the related consolidated statements of operations, shareholders’ equity and cash flows of the Parent for such fiscal year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous fiscal year and (ii) with respect to such consolidated financial statements, a report thereon of an independent certified public accountant of recognized national standing (other than any qualification, that is expressly solely with respect to, or expressly resulting solely from, (A) an upcoming maturity date under any Indebtedness, (B) any potential inability to satisfy a financial maintenance covenant on a future date or in a future period or (C) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary) which report shall be unqualified as to “going concern” and scope of audit (except for any such qualification solely with respect to or resulting from the maturity of any Indebtedness of the Parent or its Subsidiaries, the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries or any potential inability to satisfy any financial maintenance covenant on a future date or in a future period (or, other than in the case of any financial maintenance covenant included herein, any actual inability to satisfy any financial maintenance covenant on a future date or in a future period), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Parent as at the dates indicated and its income and cash flows for the periods indicated in conformity with GAAP (except as noted herein)).

(vi)          Other Reports and Filings. Promptly (but in any event within ten (10) calendar days) after the filing or delivery thereof, copies of all financial information, proxy materials and reports not otherwise delivered pursuant to Sections 7.01(c)(i) through (v) above, if any, which Parent or any of its consolidated Subsidiaries shall publicly file with the SEC or deliver to holders (or any trustee, agent or other representative therefor) of any of its material Debt pursuant to the terms of the documentation governing the same.

Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this paragraph (c) shall be deemed to have been furnished to each of the Administrative Agent and the Lender on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

(vii)         Notwithstanding anything herein to the contrary, any financial information, proxy statements or other material required to be delivered pursuant to this Section 7.01(c) shall be deemed to have been furnished to each Credit Party on the date that such report, proxy statement or other material is posted on the SEC’s website at www.sec.gov.

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(d)            Notices. The Borrower (or the Servicer on its behalf) will notify each Credit Party in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)            Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Borrower setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.

~~(ii)           [Reserved].~~

(~~iii~~ii)        Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding on the Borrower, the Servicer, the Performance Guarantor or any Originator, which with respect to any Person other than the Borrower, could reasonably be expected to have a Material Adverse Effect.

(~~iv~~iii)      Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(~~v~~iv)       Name Changes. At least thirty (30) calendar days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(~~vi~~v)       Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(~~vii~~vi)     Notice of Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event under the Purchase and Sale Agreement.

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(~~viii~~vii)   Material Adverse Change. Promptly after the occurrence thereof, notice of any Borrower Material Adverse Effect or Material Adverse Effect.

(e)            Conduct of Business. The Borrower will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(f)             Compliance with Laws. The Borrower will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(g)            Furnishing of Information and Inspection of Receivables. The Borrower will furnish or cause to be furnished to each Credit Party from time to time such information with respect to the Pool Receivables and the other Collateral as any Credit Party may reasonably request. The Borrower will, (i) at the Borrower’s expense, during regular business hours with prior written notice, permit each Credit Party or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Borrower for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Borrower’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Borrower having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Borrower’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that the Borrower shall be required to reimburse the Administrative Agent or such certified public accountants or other auditors, as the case may be, for only one (1) combined review of the Servicer, the Borrower and the Originators pursuant to Section 7.02(e) and of the Borrower conducted pursuant to each of clauses (i) and (ii) above in any twelve-month period, unless an Unmatured Event of Default or Event of Default has occurred and is continuing, in which case no such reimbursement limitation shall apply.

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(h)            Payments on Receivables, Collection Accounts. The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box (subject to Section 8.03(b) of this Agreement with respect to the Central Bank Collections and the SVB Collections). The Borrower (or the Servicer on its behalf) will, and will cause each Originator to, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and promptly (but in any event within two (2) Business Days after receipt) remit such funds into a Collection Account. The Borrower (or the Servicer on its behalf) will cause each Collection Account Bank to comply with the terms of each applicable Account Control Agreement. The Borrower shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Borrower (or the Servicer on its behalf) shall, within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) instruct such Person to no longer deposit any such funds into any such Collection Account. The Borrower will not, and will not permit the Servicer, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled, with any other funds. The Borrower shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, (1) if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank and (2) with the prior written consent of the Administrative Agent. The Borrower shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. To the extent that there exists any Linked Accounts, upon the occurrence and continuance of an Event of Default, the Borrower shall, or shall cause the Servicer to, promptly delink such accounts from the Collection Account.

(i)             Sales, Liens, etc. Except as otherwise provided herein, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Collateral, or assign any right to receive income in respect thereof.

(j)             Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Borrower will not, and will not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Borrower shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the collectability of the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(k)            Change in Credit and Collection Policy. The Borrower will not make any material change in the Credit and Collection Policy that would be reasonably expected to either (i) have a material adverse effect on the collectability of the Pool Receivables or (ii) have a Borrower Material Adverse Effect or a Material Adverse Effect, in each case, without the prior written consent of the Administrative Agent and the Majority Lender. Promptly following any material change in the Credit and Collection Policy, the Borrower will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and the Lender.

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(l)             Books and Records. The Borrower shall maintain and implement (it being understood and agreed that the Servicer may maintain and implement on the Borrower’s behalf) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (it being understood and agreed that the Servicer may keep and maintain on the Borrower’s behalf) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m)           Identifying of Records. The Borrower shall identify (it being understood and agreed that the Servicer may identify on the Borrower’s behalf) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(n)            Change in Payment Instructions to Obligors. The Borrower shall not (and shall not instruct or encourage the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), in each case (x) in form and substance reasonably satisfactory to the Administrative Agent and (y) in accordance with the terms hereof and, if applicable, such Account Control Agreement.

(o)            Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Receivables and that portion of the Collateral in which an ownership or security interest may be created under the UCC and perfected by the filing of a financing statement under the UCC, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall, from time to time take such action, or execute (if necessary) and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables and that portion of the Related Security and Collections in which a security interest may be perfected by the filing of a financing statement under the UCC. The Borrower shall, from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Borrower shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

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(p)            Further Assurances; Change in Name or Jurisdiction of Origination, etc.

(i)            The Borrower hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Borrower hereby authorizes, and will, upon the request of the Administrative Agent, at the Borrower’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(ii)           The Borrower authorizes the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Security, the related Contracts, Collections with respect thereto and the other Collateral without the signature of the Borrower. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(iii)          The Borrower shall at all times be organized under the laws of the State of Delaware and shall not take any action to change its jurisdiction of organization.

(iv)          The Borrower will not change its name, location, identity or corporate structure unless (x) the Borrower, at its own expense, shall have taken all action necessary or appropriate to perfect or maintain the perfection of the security interest under this Agreement (including, without limitation, the filing of all financing statements and the taking of such other action as the Administrative Agent may request in connection with such change or relocation) and (y) if requested by the Administrative Agent, the Borrower shall cause to be delivered to the Administrative Agent, an opinion, in form and substance satisfactory to the Administrative Agent as to such UCC perfection and priority matters as the Administrative Agent may request at such time.

(q)            Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.

(i)            The Borrower covenants and agrees that it shall immediately notify the Administrative Agent and Lender in writing upon the occurrence of a Reportable Compliance Event.

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(ii)           The Borrower shall and shall cause each Covered Entity to conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.

(r)             Borrower’s Tax Status. The Borrower will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Code) and not be subject to withholding under Section 1446 of the Code. The Borrower shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

~~(s)            [Reserved].~~

(~~t~~s)           Fundamental Changes. The Borrower shall not, without the prior written consent of each Credit Party, permit (i) itself to merge or consolidate with or into, or enter into a Division Transaction, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person or (ii) itself to be directly owned by any Person other than an Originator or a wholly-owned Subsidiary or Subsidiaries of an Originator or (iii) any of its issued and outstanding Capital Stock or any of its other equity interests to become subject to any Adverse Claims. The Borrower shall provide the Administrative Agent with at least thirty (30) calendar days’ prior written notice before making any change in the Borrower’s name or location or making any other change in the Borrower’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Administrative Agent and the Lender pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(~~u~~t)           Certain Agreements. Without the prior written consent of each Credit Party, the Borrower will not amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of the Borrower’s organizational documents which requires the consent of the “Independent Director” (as such term is used in the Borrower’s Amended and Restated Limited Liability Company Agreement).

(~~v~~u)          Restricted Payments.

(i)            Except pursuant to clause (ii) below, the Borrower will not: (A) purchase or redeem any of its membership interests, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii)           Subject to the limitations set forth in clause (iii) below, the Borrower may make Restricted Payments so long as such Restricted Payments are made only in one or more of the following ways: (A) the Borrower may make cash payments (including prepayments) on the Subordinated Notes in accordance with their respective terms and (B) the Borrower may declare and pay dividends if, in both cases, both immediately before and immediately after giving effect thereto, the Borrower’s Net Worth is not less than the Required Capital Amount.

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(iii)          The Borrower may make Restricted Payments only out of the funds, if any, it receives pursuant to Section 3.01 of this Agreement; provided that the Borrower shall not pay, make or declare any Restricted Payment (including any dividend) if, after giving effect thereto, any Event of Default or Unmatured Event of Default shall have occurred and be continuing.

(iv)          Notwithstanding anything to the contrary in this Section 7.01(v), the Borrower may make cash distributions in respect of a given taxable year equal to the amount necessary for Parent to discharge its U.S. federal, state and local tax liabilities in respect of Borrower’s taxable income allocated to (or allocable to) Parent when and as due for each such taxable year.

(~~w~~v)          Other Business. The Borrower will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents, (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit) or bankers’ acceptances other than pursuant to this Agreement or the Subordinated Notes or (iii) form any Subsidiary or make any investments in any other Person.

(~~x~~w)          Use of Collections Available to the Borrower. The Borrower shall apply the Collections available to the Borrower to make payments in the following order of priority: (i) the payment of its obligations under this Agreement and each of the other Transaction Documents (other than the Subordinated Notes), (ii) the payment of accrued and unpaid interest on the Subordinated Notes and (iii) other legal and valid purposes.

(~~y~~x)          Borrower’s Net Worth. The Borrower shall not permit the Borrower’s Net Worth to be less than the Required Capital Amount.

(~~z~~y)          Certificate of Beneficial Ownership and Other Additional Information. The Borrower shall provide to the Administrative Agent: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to the Administrative Agent, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by the Administrative Agent or the Lender from time to time for purposes of compliance by the Administrative Agent or the Lender with Applicable Laws (including without limitation the USA PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by the Administrative Agent or the Lender to comply therewith.

(~~aa~~z)         Sanctions and other Anti-Terrorism Laws. The Borrower will not (i) become a Sanctioned Person or allow its employees, officers, directors, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (ii) directly, or knowingly indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of any Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (iii) repay any Loan with funds derived from any unlawful activity; (iv) permit any Collateral to become Embargoed Property; (v) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (vi) cause the Lender or Administrative Agent to violate any sanctions administered by OFAC.

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(~~bb~~aa)      Anti-Corruption Laws. The Borrower will not directly or knowingly indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

(~~cc~~bb)      Post-Closing Actions. On or prior to September 10, 2021 (or such later date as may be specified in writing by the Administrative Agent), the Borrower shall deliver a filed copy of a UCC-3 Amendment to each UCC-1 Financing Statement identified on Exhibit A to Exhibit G hereto, in each case, in form and substance acceptable to the Administrative Agent.

SECTION 7.02.      Covenants of the Servicer. At all times from the Closing Date until the Final Payout Date:

(a)            Existence. The Servicer shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary for the conduct of its business or the servicing of the Pool Receivables as required by this Agreement.

(b)            Financial Reporting. The Servicer will maintain a system of accounting established and administered in accordance with GAAP, and the Servicer shall furnish to the Administrative Agent:

(i)            Compliance Certificates. (A) A compliance certificate promptly upon completion of the annual report of the Parent and in no event later than one hundred twenty (120) calendar days after the close of each fiscal year of the Parent, in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof and (B) within sixty (60) calendar days after the close of each fiscal quarter of the Servicer, a compliance certificate in form and substance substantially similar to Exhibit F signed by a Financial Officer of the Servicer stating that no Event of Default or Unmatured Event of Default has occurred and is continuing, or if any Event of Default or Unmatured Event of Default has occurred and is continuing, stating the nature and status thereof.

(ii)           Information Packages and Interim Reports. As soon as available and in any event by no later than (A) each Information Package Due Date, an Information Package as of the most recently completed Fiscal Month and (B) until the occurrence and during the continuation of a Supplemental Reserve Percentage and Interim Report Cessation Event, each Interim Report Due Date, each applicable Interim Report with respect to the Pool Receivables.

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(iii)          Other Information. Such other information (including non-financial information) relating to the Borrower, the Servicer, the Originators and the Collateral as any Credit Party may from time to time reasonably request.

(c)            Notices. The Servicer will notify each Credit Party in writing of any of the following events promptly upon (but in no event later than three (3) Business Days after) a Financial Officer or other officer learning of the occurrence thereof, with such notice describing the same, and if applicable, the steps being taken by the Person(s) affected with respect thereto:

(i)            Notice of Events of Default or Unmatured Events of Default. A statement of a Financial Officer of the Servicer setting forth details of any Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the Servicer proposes to take with respect thereto.

(ii)           Representations and Warranties. The failure of any representation or warranty made or deemed to be made by the Servicer under this Agreement or any other Transaction Document to be true and correct in any material respect when made.

(iii)          Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could reasonably be expected to be determined adversely and, if so determined, could reasonably be expected to have a Material Adverse Effect.

(iv)          Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Collateral or any portion thereof, (B) any Person other than the Borrower, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Pool Receivable(s) from a Person other than the Servicer or the Administrative Agent.

(v)           Name Changes. At least thirty (30) calendar days before any change in any Originator’s or the Borrower’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(vi)          Change in Accountants or Accounting Policy. Any change in (i) the external accountants of the Borrower, the Servicer, any Originator or the Parent, (ii) any accounting policy of the Borrower or (iii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Pool Receivables shall be deemed “material” for such purpose).

(vii)         Notice of Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event. The occurrence of a Purchase and Sale Termination Event or an Unmatured Purchase and Sale Termination Event under the Purchase and Sale Agreement.

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(viii)        Material Adverse Change. Any material adverse change in the business, operations, property or financial or other condition of the Borrower, the Servicer, the Performance Guarantor or any Originator (including, without limitation, a change to the Credit and Collection Policy).

(d)            Conduct of Business. The Servicer will carry on and conduct its business in substantially the same manner and in substantially the same fields, or fields complimentary or ancillary thereto, of enterprise as it is presently conducted (except as would not change the general nature of the business of such Servicer and its Affiliates taken as a whole) and in businesses reasonably similar or related thereto, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic corporation in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)            Compliance with Laws. The Servicer will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)             Furnishing of Information and Inspection of Receivables. The Servicer will furnish or cause to be furnished to each Credit Party from time to time such information with respect to the Pool Receivables and the other Collateral as any Credit Party may reasonably request. The Servicer will, (i) at the Servicer’s expense, during regular business hours with prior written notice, permit each Credit Party or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or other Collateral, (B) visit the offices and properties of the Servicer for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the other Collateral or the Servicer’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Servicer (provided that representatives of the Servicer are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at the Servicer’s expense, upon prior written notice from the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and other Collateral; provided, that (x) only one (1) review may be conducted under each of clauses (i) and (ii) above, in each case, during any twelve-month period, unless an Unmatured Event of Default or Event of Default has occurred and is continuing, in which case no such review limitation shall apply and (y) the Servicer shall be required to reimburse the Administrative Agent or such certified public accountants or other auditors, as the case may be, for only one (1) such review conducted pursuant to each of clauses (i) and (ii) above in any twelve-month period, unless an Unmatured Event of Default or Event of Default has occurred and is continuing, in which case no such reimbursement limitation shall apply.

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(g)            Payments on Receivables, Collection Accounts. The Servicer will at all times, instruct all Obligors to deliver payments on the Pool Receivables to a Collection Account or a Lock-Box (subject to Section 8.03(b) of this Agreement with respect to the Central Bank Collections and the SVB Collections). The Servicer will, at all times, maintain such books and records as are necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Servicer and the Originators. If any payments on the Pool Receivables or other Collections are received by the Borrower, the Servicer or an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and promptly (but in any event within two (2) Business Day after receipt) remit such funds into a Collection Account. The Servicer shall not permit funds other than Collections on Pool Receivables and other Collateral to be deposited into any Collection Account. If such funds are nevertheless deposited into any Collection Account, the Servicer shall, within two (2) Business Days, (x) identify and transfer such funds to the appropriate Person entitled to such funds and (y) instruct such Person to no longer deposit any such funds into any such Collection Account. The Servicer will not, and will not permit the Borrower, any Originator or any other Person to commingle Collections or other funds to which the Administrative Agent or any other Secured Party is entitled, with any other funds. The Servicer shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to this Agreement, (1) if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance acceptable to the Administrative Agent from the applicable Collection Account Bank and (2) with the prior written consent of the Administrative Agent. The Servicer shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. To the extent that there exists any Linked Accounts, upon the occurrence and continuance of an Event of Default, the Servicer shall promptly delink such accounts from the Collection Account.

(h)            Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 8.02, the Servicer will not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. The Servicer shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables (if any), and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)             Change in Credit and Collection Policy. The Servicer will not make any material change in the Credit and Collection Policy that would be reasonably expected to either (i) have a material adverse effect on the collectability of the Pool Receivables or (ii) have a Borrower Material Adverse Effect or a Material Adverse Effect, in each case, without the prior written consent of the Administrative Agent and the Majority Lender. Promptly following any material change in the Credit and Collection Policy, the Servicer will deliver a copy of the updated Credit and Collection Policy to the Administrative Agent and the Lender.

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(j)             Books and Records. The Borrower shall maintain and implement (it being understood and agreed that the Servicer may maintain and implement on the Borrower’s behalf) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (it being understood and agreed that the Servicer may keep and maintain on the Borrower’s behalf) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(k)            Identifying of Records. The Borrower shall identify (it being understood and agreed that the Servicer may identify on the Borrower’s behalf) its master data processing records relating to Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been pledged in accordance with this Agreement.

(l)             Change in Payment Instructions to Obligors. The Borrower shall not (and shall not instruct or encourage the Servicer or any Sub-Servicer to) add, replace or terminate any Collection Account (or any related Lock-Box) or make any change in its (or their) instructions to the Obligors regarding payments to be made to the Collection Accounts (or any related Lock-Box), other than any instruction to remit payments to a different Collection Account (or any related Lock-Box), unless the Administrative Agent shall have received (i) prior written notice of such addition, termination or change and (ii) a signed and acknowledged Account Control Agreement (or amendment thereto) with respect to such new Collection Accounts (or any related Lock-Box), in each case (x) in form and substance reasonably satisfactory to the Administrative Agent and (y) in accordance with the terms hereof and, if applicable, such Account Control Agreement.

(m)           Security Interest, Etc. The Borrower shall (and shall cause the Servicer to), at its expense, take all action necessary to establish and maintain a valid and enforceable first priority perfected security interest in the Receivables and that portion of the Collateral in which an ownership or security interest may be created under the UCC and perfected by the filing of a financing statement under the UCC, in each case free and clear of any Adverse Claim, in favor of the Administrative Agent (on behalf of the Secured Parties), including taking such action to perfect, protect or more fully evidence the security interest of the Administrative Agent (on behalf of the Secured Parties) as the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Administrative Agent under this Agreement, the Borrower shall (and shall cause the Servicer to), from time to time take such action, or execute (if necessary) and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Administrative Agent’s security interest in the Receivables and that portion of the Related Security and Collections in which a security interest may be perfected by the filing of a financing statement under the UCC. The Borrower shall (and shall cause the Servicer to), from time to time and within the time limits established by law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrative Agent’s security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize the Borrower or the Servicer to file such financing statements under the UCC without the signature of the Borrower, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, the Servicer shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

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(n)            Further Assurances; Change in Name or Jurisdiction of Origination, etc. The Servicer hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary, or that the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce the Secured Parties’ rights and remedies under this Agreement or any other Transaction Document. Without limiting the foregoing, the Servicer hereby authorizes, and will, upon the request of the Administrative Agent (with such request being hereby deemed to be an authorization as to such filing by the Administrative Agent), at the Servicer’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary, or that the Administrative Agent may reasonably request (with such request being hereby deemed to be an authorization as to such filing by the Administrative Agent), to perfect, protect or evidence any of the foregoing.

(o)            Sanctions and other Anti-Terrorism Laws; Anti-Corruption Laws.

(i)            The Servicer covenants and agrees that it shall immediately notify the Administrative Agent and Lender in writing upon the occurrence of a Reportable Compliance Event.

(ii)           The Servicer shall and shall cause each Covered Entity to conduct its business in compliance with all Anti-Corruption Laws and maintain policies and procedures designed to ensure compliance with such Laws.

(p)            Borrower’s Tax Status. The Servicer shall not take or cause any action to be taken that could result in the Borrower (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

~~(q)            [Reserved].~~

(~~r~~q)           Sanctions and other Anti-Terrorism Laws. The Servicer will not and will not permitted any of its Subsidiaries to: (i) become a Sanctioned Person or allow its employees, officers, directors, consultants, brokers, and agents acting on its behalf in connection with this Agreement to become a Sanctioned Person; (ii) directly, or knowingly indirectly through a third party, engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction, including any use of the proceeds of an Loan to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Person or Sanctioned Jurisdiction; (iii) repay the Loan with funds derived from any unlawful activity; (iv) permit any Collateral to become Embargoed Property; (v) engage in any transactions or other dealings with any Sanctioned Person or Sanctioned Jurisdiction prohibited by any Applicable Laws of the United States or other applicable jurisdictions relating to economic sanctions and any Anti-Terrorism Laws; or (vi) cause the Lender or Administrative Agent to violate any sanctions administered by OFAC.

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(~~s~~r)           Anti-Corruption Laws. The Servicer will not, and will not permit any its Subsidiaries to directly or knowingly indirectly, use the Loans or any proceeds thereof for any purpose which would breach any Anti-Corruption Laws in any jurisdiction in which any Covered Entity conducts business.

SECTION 7.03.      Separate Existence of the Borrower. Each of the Borrower and the Servicer hereby acknowledges that the Secured Parties and the Administrative Agent are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Borrower’s identity as a legal entity separate from any Originator, the Servicer, the Performance Guarantor and their Affiliates. Therefore, each of the Borrower and Servicer shall take all steps specifically required by this Agreement to continue the Borrower’s identity as a separate legal entity and to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of the Performance Guarantor, the Originators, the Servicer and any other Person, and is not a division of the Performance Guarantor, the Originators, the Servicer, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Borrower and the Servicer has, since the formation of the Borrower, taken and shall take such actions as shall be required in order that:

(a)            Special Purpose Entity. The Borrower will be a special purpose company whose primary activities are restricted in its Amended and Restated Limited Liability Company Agreement to: (i) purchasing or otherwise acquiring from the Originators, owning, holding, collecting, granting security interests or selling interests in, the Collateral, (ii) entering into agreements for the selling, servicing and financing of the Receivables Pool (including the Transaction Documents) and (iii) conducting such other activities as it deems necessary or appropriate to carry out its primary activities.

(b)            No Other Business or Debt. The Borrower shall not engage in any business or activity except as set forth in this Agreement nor, incur any indebtedness or liability other than as expressly permitted by the Transaction Documents.

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(c)            Independent Director. Not fewer than one member of the Borrower’s board of directors (the “Independent Director”) shall be a natural person who (i) has never been, and shall at no time be, an equityholder, director, officer, manager, member, partner, officer, employee or associate, or any immediate relative of the foregoing, of any member of the Parent Group (as hereinafter defined) (other than his or her service as an Independent Director or “special member” of the Borrower or an independent director or “special member” of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (ii) is not a material customer or supplier of any member of the Parent Group (other than his or her service as an Independent Director of the Borrower or an independent director of any other bankruptcy-remote special purpose entity formed for the sole purpose of securitizing, or facilitating the securitization of, financial assets of any member or members of the Parent Group), (iii) is not a member of the immediate family of any person described in (ii) above, and (iv) has (x) prior experience as an independent director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (y) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. For purposes of this clause (c), “Parent Group” shall mean (i) the Parent, the Servicer, the Performance Guarantor and each Originator, (ii) each person that directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the Capital Stock in the Parent, (iii) each person that controls, is controlled by or is under common control with the Parent and (iv) each of such person’s officers, directors, managers, joint venturers and partners; provided that the term Parent Group shall not include any Person or relationship which exists solely as a result of direct or indirect ownership of, or control by, one or more common Initial Investors. For the purposes of this definition, “control” of a person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise. A person shall be deemed to be an “associate” of (A) a corporation or organization of which such person is an officer, director, partner or manager or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (B) any trust or other estate in which such person serves as trustee or in a similar capacity and (C) any relative or spouse of a person described in clause (A) or (B) of this sentence, or any immediate relative of such spouse.

The Borrower shall (A) give written notice to the Administrative Agent of the election or appointment, or proposed election or appointment, of a new Independent Director of the Borrower, which notice shall be given not later than ten (10) Business Days prior to the date such appointment or election would be effective (except when such election or appointment is necessary to fill a vacancy caused by the death, disability, or incapacity of the existing Independent Director, or the failure of such Independent Director to satisfy the criteria for an Independent Director set forth in this clause (c), in which case the Borrower shall provide written notice of such election or appointment within one (1) Business Day) and (B) with any such written notice, certify to the Administrative Agent that the Independent Director satisfies the criteria for an Independent Director set forth in this clause (c).

The Borrower’s Amended and Restated Limited Liability Company Agreement shall provide that: (A) the Borrower’s board of directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower unless the Independent Director shall approve the taking of such action in writing before the taking of such action and (B) such provision and each other provision requiring an Independent Director cannot be amended without the prior written consent of the Independent Director.

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The Independent Director shall not at any time serve as a trustee in bankruptcy for the Borrower, the Parent, the Performance Guarantor, any Originator, the Servicer or any of their respective Affiliates.

(d)            Organizational Documents. The Borrower shall maintain its organizational documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Transaction Documents, including, without limitation, Section 7.01(o).

(e)            Conduct of Business. The Borrower shall conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of directors’ meetings appropriate to authorize all company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts. The Borrower will hold itself out to the public as a legal entity separate and distinct from any other Person. The Borrower will conduct its business solely in its own name. The Borrower shall not identify itself or any of its Affiliates as a division or department of any other Person.

(f)             Compensation. Any employee, consultant or agent of the Borrower will be compensated solely from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees as the Servicer (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees. The Borrower will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee. The Borrower will maintain a sufficient number of employees (if any) in light of its contemplated business operations.

(g)            Servicing and Costs. The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Receivables Pool. The Borrower will not incur any indirect or overhead expenses for items shared with the Servicer (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered.

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(h)            Operating Expenses. The Borrower’s operating expenses will not be paid by the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof.

(i)             Stationery. The Borrower use its own separate stationery, invoices and checks bearing its own name.

(j)             Books and Records. The Borrower’s books and records will be maintained separately from those of the Servicer, the Parent, the Performance Guarantor, the Originators and any of their Affiliates and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of the Borrower.

(k)            Disclosure of Transactions. All financial statements of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof that are consolidated to include the Borrower will disclose that (i) the Borrower’s sole business consists of the purchase or acceptance through capital contributions of the Receivables and Related Rights from the Originators and the subsequent retransfer of or granting of a security interest in such Receivables and Related Rights to the Administrative Agent pursuant to this Agreement, (ii) the Borrower is a separate legal entity with its own separate creditors who will be entitled, upon its liquidation, to be satisfied out of the Borrower’s assets prior to any assets or value in the Borrower becoming available to the Borrower’s equity holders and (iii) the assets of the Borrower are not available to pay creditors of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof. Further, the Borrower shall maintain its own separate balance sheet, which shall list its own assets.

(l)             Segregation of Assets. The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof.

(m)           Corporate Formalities. The Borrower will strictly observe limited liability company formalities in its dealings with the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliates thereof except as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which the Servicer, the Parent, the Performance Guarantor, the Originators or any Affiliate thereof (other than the Servicer solely in its capacity as such) has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of the Servicer, the Parent, the Performance Guarantor, the Originators or any Subsidiaries or other Affiliates thereof. The Borrower will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and such Affiliate.

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(n)            Arm’s-Length Relationships. The Borrower will maintain arm’s-length relationships with the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof. Any Person that renders or otherwise furnishes services to the Borrower will be compensated by the Borrower at commercially reasonable rates for such services it renders or otherwise furnishes to the Borrower. Neither the Borrower on the one hand, nor the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Borrower, the Servicer, the Parent, the Performance Guarantor, the Originators and their respective Affiliates will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity. The Borrower will only enter into a contract, agreement or transaction with the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliate thereof in the ordinary course of business and upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties.

(o)            Allocation of Overhead. To the extent that Borrower, on the one hand, and the Servicer, the Parent, the Performance Guarantor, any Originator or any Affiliate thereof, on the other hand, have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and the Borrower shall bear its fair share of such expenses, which may be paid through the Servicing Fee or otherwise.

(p)            No Commingling. The Borrower shall hold all of its assets solely in its own name. The Borrower will not commingle its assets with those of any other Person, including the Servicer, the Parent, the Performance Guarantor, the Originators and any Affiliates thereof, except as permitted by Section 7.01(h) of this Agreement.

(q)            Tax Returns. The Borrower will file its own tax returns separate from those of any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law.

(r)             Obligations or Securities of Affiliates. The Borrower will not acquire obligations or securities of its Affiliates.

SECTION 7.04.      Financial Covenants. The Parent and its Subsidiaries shall comply with the Financial Covenant(s); provided that, for the avoidance of doubt, the applicable grace period and cure rights in accordance with the terms thereof shall apply to such compliance.

ARTICLE VIII

ADMINISTRATION AND COLLECTION OF RECEIVABLES

SECTION 8.01.      Appointment of the Servicer.

(a)            The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section 8.01. Until the Administrative Agent gives notice to Waystar (in accordance with this Section 8.01) of the designation of a new Servicer, Waystar is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of an Event of Default, the Administrative Agent may (with the consent of the Lender) and shall (at the direction of the Lender) designate as Servicer any Person (including itself) to succeed Waystar or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

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(b)            Upon the designation of a successor Servicer as set forth in clause (a) above, Waystar agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrative Agent reasonably determines will facilitate the transition of the performance of such activities to the new Servicer, and Waystar shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of records (including all Contracts) related to Pool Receivables and use by the new Servicer of all licenses (or the obtaining of new licenses), hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)            Waystar acknowledges that, in making its decision to execute and deliver this Agreement, each Credit Party has relied on Waystar’ agreement to act as Servicer hereunder. Accordingly, Waystar agrees that it will not voluntarily resign as Servicer without the prior written consent of each Credit Party.

(d)            The Servicer may delegate its duties and obligations hereunder to any subservicer (each a “Sub-Servicer”); provided, that, in each such delegation: (i) such Sub-Servicer shall agree in writing to perform the delegated duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain liable for the performance of the duties and obligations so delegated, (iii) the Borrower and each Credit Party shall have the right to look solely to the Servicer for performance, (iv) the terms of any agreement with any Sub-Servicer shall provide that the Administrative Agent may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer) and (v) if such Sub-Servicer is not an Affiliate of the Parent, each Credit Party shall have consented in writing in advance to such delegation.

SECTION 8.02.      Duties of the Servicer.

(a)            The Servicer shall take or cause to be taken all such action as may be necessary to service, administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy and consistent with the past practices of the Originators. The Servicer shall set aside, for the accounts of the Lender, the amount of Collections to which the Lender is entitled in accordance with Article III hereof. The Servicer may, in accordance with the Credit and Collection Policy and consistent with past practices of the Originators, take such action, including modifications, waivers or restructurings of Pool Receivables and related Contracts, as the Servicer may reasonably determine to be appropriate to (i) maximize Collections thereof, (ii) reflect adjustments (x) expressly permitted under the Credit and Collection Policy or (y) as expressly required under Applicable Laws or the applicable Contract; provided, that for purposes of this Agreement: (i) such action shall not, and shall not be deemed to, change the number of days such Pool Receivable has remained unpaid from the date of the original due date related to such Pool Receivable, (ii) such action shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any Secured Party under this Agreement or any other Transaction Document and (iii) if an Event of Default has occurred and is continuing, the Servicer may take such action only upon the prior written consent of the Administrative Agent. The Borrower shall deliver to the Servicer and the Servicer shall hold for the benefit of the Administrative Agent (individually and for the benefit of the Lender), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable.

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(b)            The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Borrower the collections of any indebtedness that is not a Pool Receivable, less, if Waystar or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Waystar or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Borrower all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)            The Servicer’s obligations hereunder shall terminate on the Final Payout Date. Promptly following the Final Payout Date, the Servicer shall deliver to the Borrower all books, records and related materials that the Borrower previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

SECTION 8.03.      Collection Account Arrangements.

(a)            On or prior to the Closing Date, the Borrower shall have entered into Account Control Agreements with all of the Collection Account Banks and delivered executed counterparts of each to the Administrative Agent. (i) Upon the occurrence and during the continuance of an Event of Default, (ii) ~~at the election of~~with five (5) Business Day’s prior written notice to the Borrower following a Liquidity Event or (iii) to the extent the Borrower fails to satisfy any ~~Margin~~Borrowing Base Deficit due to the applicability of a Supplemental Reserve within one (1) Business Day, the Administrative Agent may (with the consent of the Lender) and shall (upon the direction of the Lender) at any time thereafter give notice to each Collection Account Bank that the Administrative Agent is exercising its rights under the Account Control Agreements to do any or all of the following: (a) to have the exclusive ownership and control of the Collection Accounts transferred to the Administrative Agent (for the benefit of the Secured Parties) and to exercise exclusive dominion and control over the funds deposited therein, (b) to have the proceeds that are sent to the respective Collection Accounts redirected pursuant to the Administrative Agent’s instructions rather than deposited in the applicable Collection Account and (c) to take any or all other actions permitted under the applicable Account Control Agreement. The Borrower hereby agrees that if the Administrative Agent at any time takes any action set forth in the preceding sentence, the Administrative Agent shall have exclusive control (for the benefit of the Secured Parties) of the proceeds (including Collections) of all Pool Receivables and the Borrower hereby further agrees to take any other action that the Administrative Agent may reasonably request to transfer such control. Any proceeds of Pool Receivables received by the Borrower or the Servicer thereafter shall be sent immediately to, or as otherwise instructed by, the Administrative Agent.

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(b)            Notwithstanding anything herein or in the Purchase and Sale Agreement to the contrary, payments on Pool Receivables that are being delivered to an account at Central Bank of the Midwest (collectively, “Central Bank”; such payments, the “Central Bank Collections”) or Silicon Valley Bank (“SVB”; such payments, the “SVB Collections”; SVB together with Central Bank, each an “Originator Bank” and collectively, the “Originator Banks”) may be directed and paid into one or more lock-boxes or other deposit accounts held in the name of the applicable Originator at such Originator Bank (each, an “Originator Account”) (it being understood that (1) the related Originator shall agree that any such funds and any funds on deposit in any applicable Originator Account are being held in trust for the benefit of the Borrower and its assigns, (2) any funds received by an Originator directly shall be remitted to a Collection Account at PNC Bank, National Association (as further identified on Schedule II to this Agreement) within two (2) Business Days of identification thereof, (3) any funds received in an Originator Account shall be swept daily to a Collection Account at PNC Bank, National Association (as further identified on Schedule II to this Agreement) pursuant to daily sweep orders, (4) all such funds shall be applied pursuant to this Agreement and the Purchase and Sale Agreement as if such funds were remitted to a Collection Account and (5) with respect to each lock-box or other deposit account into which the SVB Collections are being delivered, on or prior to the Closing Date, the related Originator shall have entered into and delivered to the Administrative Agent executed counterparts of an Account Control Agreement with SVB in favor of the Administrative Agent) and, in each case, subject to the conditions that, (i) the SVB Collections for any calendar month shall not exceed 1.00% of the aggregate amount received with respect to all Pool Receivables during such calendar month (such amount, the “SVB Collections Cap”) and (ii) by no later than, with respect to the Central Bank Collections, August 12, 2022 and, with respect to the SVB Collections, February 11, 2022, the Borrower or the related Originator shall have instructed all Obligors remitting payments for any Pool Receivables to an Originator or an Originator Account to remit payment for such Pool Receivables to a lock-box and/or Collection Account at PNC Bank, National Association (as further identified on Schedule II to this Agreement); provided, that to the extent the SVB Collections for any calendar month exceeds the related SVB Collections Cap, the Borrower or the related Originator shall have instructed all related Obligors to remit payment for such Pool Receivables to a Collection Account at PNC Bank, National Association (as further identified on Schedule II to this Agreement) within thirty (30) calendar days of the date on which such SVB Collections exceeded the related SVB Collections Cap.

SECTION 8.04.      Enforcement Rights.

(a)            At any time following the occurrence and during the continuation of an Event of Default:

(i)            the Administrative Agent (at the Borrower’s expense) may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrative Agent or its designee;

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(ii)           the Administrative Agent may instruct the Borrower or the Servicer to give notice of the Secured Parties’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrative Agent or its designee (on behalf of the Secured Parties), and the Borrower or the Servicer, as the case may be, shall give such notice at the expense of the Borrower or the Servicer, as the case may be; provided, that if the Borrower or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrative Agent, the Administrative Agent (at the Borrower’s or the Servicer’s, as the case may be, expense) may so notify the Obligors;

(iii)          the Administrative Agent may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary to collect the Pool Receivables and the Related Security, and make the same available to the Administrative Agent or its designee (for the benefit of the Secured Parties) at a place selected by the Administrative Agent and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner reasonably acceptable to the Administrative Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrative Agent or its designee;

(iv)          the Administrative Agent may notify the Collection Account Banks that the Borrower and the Servicer will no longer have any access to the Collection Accounts;

(v)           the Administrative Agent may (or, at the direction of the Lender shall) replace the Person then acting as Servicer; and

(vi)          the Administrative Agent may collect any amounts due from an Originator under the Purchase and Sale Agreement or the Performance Guarantor under the Performance Guaranty.

(b)            The Borrower hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Borrower, which appointment is coupled with an interest, to take any and all steps in the name of the Borrower and on behalf of the Borrower necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Borrower on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

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(c)            The Servicer hereby authorizes the Administrative Agent (on behalf of the Secured Parties), and irrevocably appoints the Administrative Agent as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Servicer, which appointment is coupled with an interest, to take any and all steps in the name of the Servicer and on behalf of the Servicer necessary or desirable, in the reasonable determination of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, to collect any and all amounts or portions thereof due under any and all Collateral, including endorsing the name of the Servicer on checks and other instruments representing Collections and enforcing such Collateral. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

SECTION 8.05.      Responsibilities of the Borrower.

(a)            Anything herein to the contrary notwithstanding, the Borrower shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if interests in such Pool Receivables had not been transferred in connection herewith, and the exercise by the Administrative Agent, or the Lender of their respective rights hereunder shall not relieve the Borrower from such obligations and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. No Credit Party shall have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Borrower, the Servicer or any Originator thereunder.

(b)            Waystar hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Waystar shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Waystar conducted such data-processing functions while it acted as the Servicer. In connection with any such processing functions, the Borrower shall pay to Waystar its reasonable out-of-pocket costs and expenses from the Borrower’s own funds (subject to the priority of payments set forth in Section 3.01).

SECTION 8.06.      Servicing Fee.

(a)            Subject to clause (b) below, the Borrower shall pay the Servicer a fee (the “Servicing Fee”) equal to one percent (1.00%) per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Accrued Servicing Fees shall be payable from Collections to the extent of available funds in accordance with Section 4.01.

(b)            If the Servicer ceases to be Waystar or an Affiliate thereof, the Servicing Fee shall be the greater of: (i) the amount calculated pursuant to clause (a) above and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer hereunder.

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ARTICLE IX

EVENTS OF DEFAULT

SECTION 9.01.      Events of Default. If any of the following events (each an “Event of Default”) shall occur:

(a)            (i) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document (other than any such failure which would constitute an Event of Default under clause (ii), (iii) or (iv) of this Section 9.01(a)), and such failure, solely to the extent capable of cure, shall continue unremedied for ten (10) calendar days solely to the extent (A) such failure is capable of being cured (as determined by the Administrative Agent) and (B) the Borrower, such Originator, the Performance Guarantor or the Servicer provides written notice to the Administrative Agent detailing the action which it is taking in order to cure such failure, (ii) the Borrower, any Originator, the Performance Guarantor or the Servicer shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document and such failure shall continue unremedied for two (2) Business Days (unless such failure is related to an Event of Default set forth in Section 9.01(h)), (iii) Waystar shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrative Agent shall have been appointed or (iv) the Borrower, the Performance Guarantor or the Servicer shall fail to comply with the covenant set forth in Section 7.04;

(b)            any representation or warranty made or deemed made by the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective officers) under or in connection with this Agreement or any other Transaction Document or any information or report delivered by the Borrower, any Originator, the Performance Guarantor or the Servicer pursuant to this Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered;

(c)            the Borrower or the Servicer shall fail to deliver an Information Package or Interim Report pursuant to this Agreement, and such failure shall remain unremedied for two (2) Business Days with respect to an Information Package or one (1) Business Day with respect to an Interim Report;

(d)            this Agreement or any security interest granted pursuant to this Agreement or any other Transaction Document shall for any reason cease to create, or for any reason cease to be, a valid and enforceable first priority perfected security interest in favor of the Administrative Agent with respect to the Collateral, free and clear of any Adverse Claim;

(e)            the Borrower or the Performance Guarantor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any Insolvency Proceeding shall be instituted by or against the Borrower or the Performance Guarantor and, in the case of any such proceeding instituted against such Person (but not instituted by such Person), either such proceeding shall remain undismissed or unstayed for a period of sixty (60) consecutive calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, any Originator, the Performance Guarantor or the Servicer shall take any corporate or organizational action to authorize any of the actions set forth above in this Section 9.01(e);

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(f)             (i) the average for three (3) consecutive Fiscal Months of: (A) the Default Ratio shall exceed three and a half percent (3.50%), (B) the Delinquency Ratio shall exceed fourteen percent (14.00%) or (C) the Dilution Ratio shall exceed five percent (5.00%) or (ii) the Days’ Sales Outstanding shall exceed sixty five (65) calendar days;

(g)            a Change in Control shall occur;

(h)            a Borrowing Base Deficit shall occur, and (i) to the extent caused by the application of the Supplemental Reserve Percentage, shall not have been cured within one (1) Business Day and (ii) otherwise, shall not have been cured within two (2) Business Days;

(i)             (i) the Borrower shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (ii) the Performance Guarantor, individually or in the aggregate, shall fail to pay any principal of or premium or interest on any of its Debt that is outstanding in a principal amount of at least twenty five million dollars ($25,000,000) in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in the agreement, mortgage, indenture or instrument relating to such Debt (whether or not such failure shall have been waived under the related agreement); (iii) any other event shall occur or condition shall exist under any agreement, mortgage, indenture or instrument relating to any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) and shall continue after the applicable grace period (not to exceed thirty (30) calendar days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate or permit the acceleration of the maturity of such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) or to terminate the commitment of any lender thereunder, or (iv) any such Debt (as referred to in clause (i) or (ii) of this Section 9.01(i)) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

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(j)             (i) the Performance Guarantor shall fail to perform any of its obligations under the Performance Guaranty (other than any such failure which would constitute an Event of Default under clause (ii) of this Section 9.01(j)), and such failure shall continue unremedied for five (5) calendar days, solely to the extent (A) such failure is capable of being cured (as determined by the Administrative Agent) and (B) the Performance Guarantor provides written notice to the Administrative Agent detailing the action which it is taking in order to cure such failure, or (ii) the Performance Guarantor shall fail to make when due any payment or deposit to be made by it under the Performance Guaranty and such failure shall continue unremedied for two (2) Business Days (unless such failure is related to an Event of Default set forth in Section 9.01(h));

(k)            the Borrower shall fail (x) at any time (other than for ten (10) Business Days following notice of the death or resignation of any Independent Director) to have an Independent Director who satisfies each requirement and qualification specified in Section 7.03(c) of this Agreement for Independent Directors, on the Borrower’s board of directors or (y) to timely notify the Administrative Agent of any replacement or appointment of any director that is to serve as an Independent Director on the Borrower’s board of directors as required pursuant to Section 7.03(c) of this Agreement;

~~(l)             [reserved];~~

(~~m~~l)          either (i) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Code with regard to any assets of the Borrower, any Originator or the Parent or (ii) the PBGC shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Borrower, the Servicer, any Originator or the Parent;

(~~n~~m)         (i) the occurrence of a Reportable Event; (ii) the adoption of an amendment to a Pension Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code; (iii) the existence with respect to any Multiemployer Plan of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (iv) the failure to satisfy the minimum funding standard under Section 412 of the Code with respect to any Pension Plan (v) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Pension Plan or the withdrawal or partial withdrawal of any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from any Multiemployer Plan; (vi) the receipt by any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates from the PBGC or any plan administrator of any notice relating to the intention to terminate any Pension Plan or Multiemployer Plan or to appoint a trustee to administer any Pension Plan or Multiemployer Plan; (vii) the receipt by the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (viii) the occurrence of a prohibited transaction with respect to any of the Borrower, any Originator, the Servicer, the Parent or any of their respective ERISA Affiliates (pursuant to Section 4975 of the Code); or (ix) the occurrence or existence of any other similar event or condition with respect to a Pension Plan or a Multiemployer Plan, with respect to each of clause (i) through (ix), either individually or in the aggregate, could reasonably be expected to result in a Borrower Material Adverse Effect or a Material Adverse Effect;

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(~~o~~n)          a Purchase and Sale Termination Event shall occur under the Purchase and Sale Agreement;

(~~p~~o)          the Borrower shall be required to register as an “investment company” within the meaning of the Investment Company Act or becomes a “covered fund” under the Volcker Rule;

(~~q~~p)          any material provision of this Agreement or any other Transaction Document shall cease to be in full force and effect or any of the Borrower, any Originator, the Performance Guarantor or the Servicer (or any of their respective Affiliates) shall so state in writing;

(~~r~~q)          one or more judgments or decrees shall be entered against the Borrower, any Originator, the Performance Guarantor or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of sixty (60) consecutive calendar days, and the aggregate amount of all such judgments equals or exceeds fifty million dollars ($50,000,000) (or solely with respect to the Borrower, fifteen thousand dollars ($15,000)); or

(~~s~~r)           a Material Adverse Effect shall occur and remain unremedied for ten (10) Business Days or a Borrower Material Adverse Effect shall occur;

then, and in any such event, the Administrative Agent may (or, at the direction of the Lender shall) by notice to the Borrower (x) declare the Termination Date to have occurred (in which case the Termination Date shall be deemed to have occurred), (y) declare the Final Maturity Date to have occurred (in which case the Final Maturity Date shall be deemed to have occurred) and (z) declare the Aggregate Capital and all other Borrower Obligations to be immediately due and payable (in which case the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable); provided that, automatically upon the occurrence of any event (without any requirement for the giving of notice) described in subsection (e) of this Section 9.01, the Termination Date shall occur and the Aggregate Capital and all other Borrower Obligations shall be immediately due and payable. Upon any such declaration or designation or upon such automatic termination, the Administrative Agent and the other Secured Parties shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided after default under the UCC and under other Applicable Law, which rights and remedies shall be cumulative. Any proceeds from liquidation of the Collateral shall be applied in the order of priority set forth in Section 3.01.

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ARTICLE X

THE ADMINISTRATIVE AGENT

SECTION 10.01.     Authorization and Action. Each Credit Party hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent. The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with, the Borrower or any Affiliate thereof or any Credit Party except for any obligations expressly set forth herein. Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or Applicable Law.

SECTION 10.02.     Administrative Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Pool Receivables in the event it replaces the Servicer in such capacity pursuant to Section 8.01), in the absence of its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (a) may consult with legal counsel (including counsel for any Credit Party or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Credit Party (whether written or oral) and shall not be responsible to any Credit Party for any statements, warranties or representations (whether written or oral) made by any other party in or in connection with this Agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Credit Party or to inspect the property (including the books and records) of any Credit Party; (d) shall not be responsible to any Credit Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (e) shall be entitled to rely, and shall be fully protected in so relying, upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 10.03.     Administrative Agent and Affiliates. With respect to any Credit Extension or interests therein owned by any Credit Party that is also the Administrative Agent, such Credit Party shall have the same rights and powers under this Agreement as any other Credit Party and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with the Borrower or any Affiliate thereof and any Person who may do business with or own securities of the Borrower or any Affiliate thereof, all as if the Administrative Agent were not the Administrative Agent hereunder and without any duty to account therefor to any other Secured Party.

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SECTION 10.04.     Indemnification of Administrative Agent. The Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower or any Affiliate thereof) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that the Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct.

SECTION 10.05.     Delegation of Duties. The Administrative Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 10.06.     Action or Inaction by Administrative Agent. The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Lender, and assurance of its indemnification by the Lender, as it deems appropriate. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Lender and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Credit Parties. Each Credit Party agrees that unless any action to be taken by the Administrative Agent under a Transaction Document (i) specifically requires the advice or concurrence of another Credit Party or (ii) may be taken by the Administrative Agent alone or without any advice or concurrence of another Credit Party, then the Administrative Agent may take action based upon the advice or concurrence of such other Credit Party.

SECTION 10.07.     Notice of Events of Default; Action by Administrative Agent. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Unmatured Event of Default or Event of Default unless the Administrative Agent has received notice from the Lender or the Borrower stating that an Unmatured Event of Default or Event of Default has occurred hereunder and describing such Unmatured Event of Default or Event of Default. If the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lender. The Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, concerning an Unmatured Event of Default or Event of Default or any other matter hereunder as the Administrative Agent deems advisable and in the best interests of the Secured Parties.

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SECTION 10.08.     Non-Reliance on Administrative Agent and Other Parties. The Lender expressly acknowledges that neither the Administrative Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent. The Lender represents and warrants to the Administrative Agent that, independently and without reliance upon another Credit Party and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of, and investigation into, the business, operations, property, prospects, financial and other conditions and creditworthiness of the Borrower, each Originator, the Performance Guarantor or the Servicer and the Pool Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to the Lender, the Administrative Agent shall not have any duty or responsibility to provide the Lender with any information concerning the Borrower, any Originator, the Performance Guarantor or the Servicer that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

SECTION 10.09.     Successor Administrative Agent.

(a)            The Administrative Agent may, upon at least thirty (30) calendar days’ notice to the Borrower, the Servicer and the Lender, resign as Administrative Agent. Except as provided below, such resignation shall not become effective until a successor Administrative Agent is appointed by the Lender as a successor Administrative Agent and has accepted such appointment. If no successor Administrative Agent shall have been so appointed by the Lender, within thirty (30) calendar days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, appoint a successor Administrative Agent as successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Lender within sixty (60) calendar days after the departing Administrative Agent’s giving of notice of resignation, the departing Administrative Agent may, on behalf of the Secured Parties, petition a court of competent jurisdiction to appoint a successor Administrative Agent.

(b)            Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations under the Transaction Documents. After any resigning Administrative Agent’s resignation hereunder, the provisions of this Article X and Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

SECTION 10.10.     Structuring Agent. Each of the parties hereto hereby acknowledges and agrees that the Structuring Agent shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, other than the Structuring Agent’s right to receive fees pursuant to Section 2.03 and expenses (if any) pursuant to Section 12.04. Each Credit Party acknowledges that it has not relied, and will not rely, on the Structuring Agent in deciding to enter into this Agreement and to take, or omit to take, any action under any Transaction Document.

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SECTION 10.11.     Erroneous Payment.

(a)            If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)            Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i)             (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)            such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.11(b).

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(c)            Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Transaction Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d)            In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loan, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

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(e)            The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Borrower Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)             To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine

(g)            Each party’s obligations, agreements and waivers under this Section 10.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Borrower Obligations (or any portion thereof) under any Transaction Document.

ARTICLE XI

INDEMNIFICATION

SECTION 11.01.     Indemnities by the Borrower.

(a)            Without limiting any other rights that any Credit Party, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Borrower Indemnified Party”) may have hereunder or under Applicable Law, the Borrower hereby agrees to indemnify each Borrower Indemnified Party from and against any and all claims, expenses, damages, losses and liabilities suffered or sustained (including Attorney Costs) (all of the foregoing being collectively referred to as “Borrower Indemnified Amounts”) arising out of, relating to or in connection this Agreement or any other Transaction Document or the use of proceeds of the Credit Extensions or the security interest in respect of any Pool Receivable or any other Collateral; excluding, however, (x) any portion of Borrower Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that portion of such Borrower Indemnified Amounts resulted from the gross negligence, bad faith, willful misconduct by the Borrower Indemnified Party seeking indemnification, and (y) Taxes that are covered by Section 4.03. Without limiting or being limited by the foregoing, the Borrower shall pay on demand (it being understood that if any portion of such payment obligation is made from Collections, such payment will be made at the time and in the order of priority set forth in Section 3.01), to each Borrower Indemnified Party any and all amounts necessary to indemnify such Borrower Indemnified Party from and against any and all Borrower Indemnified Amounts relating to or resulting from any of the following (but excluding Borrower Indemnified Amounts and Taxes described in clauses (x) and (y) above):

(i)            any Pool Receivable which the Borrower or the Servicer includes as an Eligible Receivable as part of the Net Receivables Pool Balance but which is not an Eligible Receivable at such time;

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(ii)           any representation, warranty or statement made or deemed made by the Borrower (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, Interim Report or any other information or report delivered by or on behalf of the Borrower pursuant hereto which shall have been untrue or incorrect when made or deemed made;

(iii)          the failure by the Borrower to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iv)          the failure to vest in the Administrative Agent a first priority perfected security interest in all or any portion of the Collateral, in each case free and clear of any Lien;

(v)           the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable and the other Collateral and Collections in respect thereof, whether at the time of any Credit Extension or at any subsequent time;

(vi)         any dispute, claim or defense (other than discharge in bankruptcy), of an Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable;

(vii)         any failure of the Borrower to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(viii)        any products liability, environmental or other claim arising out of or in connection with any Pool Receivable or other merchandise, goods or services which are the subject of or related to any Pool Receivable;

(ix)          the commingling of Collections of Pool Receivables at any time with other funds;

(x)           any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or the use of proceeds of any Credit Extensions or in respect of any Pool Receivable or other Collateral or any related Contract;

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(xi)          any failure of the Borrower to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document;

(xii)         any setoff with respect to any Pool Receivable;

(xiii)        any claim brought by any Person other than a Borrower Indemnified Party arising from any activity by the Borrower or any Affiliate of the Borrower in servicing, administering or collecting any Pool Receivable;

(xiv)        the failure by the Borrower to pay when due any taxes, including, without limitation, sales, excise or personal property taxes;

(xv)         any failure of a Collection Account Bank to comply with the terms of the applicable Account Control Agreement, the termination by a Collection Account Bank prior to the appointment of a successor collection account bank or any amounts payable by the Administrative Agent to a Collection Account Bank under any Account Control Agreement;

(xvi)        any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Pool Receivable (including, without limitation, a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(xvii)       any action taken by the Administrative Agent as attorney-in-fact for the Borrower, any Originator or the Servicer pursuant to this Agreement or any other Transaction Document;

(xviii)      the use of proceeds of any Credit Extension;

(xix)         any reduction in Capital as a result of the distribution of Collections if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason; or

(xx)          any failure by any Originator to provide an Obligor with an invoice evidencing indebtedness related to a Pool Receivable.

(b)            Notwithstanding anything to the contrary in this Agreement, solely for purposes of the Borrower’s indemnification obligations in clauses (ii), (iii), (vii) and (xi) of this Article XI, any representation, warranty or covenant qualified by the occurrence or non-occurrence of a material adverse effect or similar concepts of materiality shall be deemed to be not so qualified.

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(c)            If for any reason the foregoing indemnification is unavailable (other than pursuant to the exclusions contained in Section 11.01(a)) to any Borrower Indemnified Party or insufficient to hold it harmless, then the Borrower shall contribute to such Borrower Indemnified Party the amount paid or payable by such Borrower Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Borrower and its Affiliates on the one hand and such Borrower Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Borrower and its Affiliates and such Borrower Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Borrower under this Section 11.01 shall be in addition to any liability which the Borrower may otherwise have, shall extend upon the same terms and conditions to each Borrower Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Borrower and the Borrower Indemnified Parties.

(d)            Any indemnification or contribution under this Section 11.01 shall survive the termination of this Agreement.

SECTION 11.02.     Indemnification by the Servicer.

(a)            The Servicer hereby agrees to indemnify and hold harmless the Borrower, each Credit Party, the Affected Persons and their respective assigns, officers, directors, agents and employees (each, a “Servicer Indemnified Party”), from and against any and all claims, expenses, damages, losses and liabilities suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Servicer pursuant to this Agreement or any other Transaction Document, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Servicer Indemnified Amounts”); excluding (x) any portion of Servicer Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that portion of such Servicer Indemnified Amounts resulted from the gross negligence, bad faith or willful misconduct by the Servicer Indemnified Party seeking indemnification, (y) Taxes that are covered by Section 4.03 and (z) Servicer Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. Without limiting or being limited by the foregoing, the Servicer shall pay on demand, to each Servicer Indemnified Party any and all amounts necessary to indemnify such Servicer Indemnified Party from and against any and all Servicer Indemnified Amounts relating to or resulting from any of the following (but excluding Servicer Indemnified Amounts described in clauses (x), (y) and (z) above):

(i)            any representation, warranty or statement made or deemed made by the Servicer (or any of its respective officers) under or in connection with this Agreement, any of the other Transaction Documents, any Information Package, Interim Report or any other written information or written report delivered by or on behalf of the Servicer pursuant hereto which shall have been untrue or incorrect when made or deemed made;

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(ii)           the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(iii)          the commingling of Collections of Pool Receivables at any time with other funds; or

(iv)          any failure of the Servicer to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document (including, without limitation, the failure or delay by the Servicer to provide, or cause the applicable Originator to provide, any Obligor with an invoice or other evidence of Indebtedness related to a Pool Receivable).

(b)            If for any reason the foregoing indemnification is unavailable (other than pursuant to the exclusions contained in Section 11.02(a)) to any Servicer Indemnified Party or insufficient to hold it harmless, then the Servicer shall contribute to the amount paid or payable by such Servicer Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic interests of the Servicer and its Affiliates on the one hand and such Servicer Indemnified Party on the other hand in the matters contemplated by this Agreement as well as the relative fault of the Servicer and its Affiliates and such Servicer Indemnified Party with respect to such loss, claim, damage or liability and any other relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Servicer under this Section 11.02 shall be in addition to (but without duplication of) any liability which the Servicer may otherwise have, shall extend upon the same terms and conditions to Servicer Indemnified Party, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Servicer and the Servicer Indemnified Parties.

(c)            Any indemnification or contribution under this Section 11.02 shall survive the termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.     Amendments, Etc.

No failure on the part of any Credit Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement or consent to any departure by any of the Borrower or any Affiliate thereof shall be effective unless in a writing signed by each Credit Party (and, in the case of any amendment, also signed by the Borrower), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (A) no amendment, waiver or consent shall, unless in writing and signed by the Servicer, affect the rights or duties of the Servicer under this Agreement; (B) no amendment, waiver or consent shall, unless in writing and signed by each Credit Party:

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(a)            change (directly or indirectly) the definitions of, Borrowing Base Deficit, Defaulted Receivable, Delinquent Receivable, Eligible Receivable, Facility Limit, Final Maturity Date, Net Receivables Pool Balance, Adjusted Net Receivables Pool Balance or Total Reserves contained in this Agreement, or increase the then existing Concentration Percentage for any Obligor or change the calculation of the Borrowing Base;

(b)            reduce the amount of Capital or Interest or any Fee that is payable on account of any Loan or with respect to any other Credit Extension or delay any scheduled date for payment thereof;

(c)            change any Event of Default;

(d)            release all or a material portion of the Collateral from the Administrative Agent’s security interest created hereunder;

(e)            release the Performance Guarantor from any of its obligations under the Performance Guaranty or terminate the Performance Guaranty;

(f)             change any of the provisions of this Section 12.01; or

(g)            change the order of priority in which Collections are applied pursuant to Section 3.01.

Notwithstanding the foregoing, (i) no amendment, waiver or consent shall increase the Lender’s Commitment hereunder without the consent of the Lender and (ii) no amendment, waiver or consent shall reduce any Fees payable by the Borrower to any Credit Party or delay the dates on which any such Fees are payable, in either case, without the consent of such Credit Party.

SECTION 12.02.     Notices, Etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, to each party hereto, at its address set forth under its name on Schedule III hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

SECTION 12.03.     Assignability; Addition of Lenders.

(a)            Assignment by Lender. The Lender may assign to any Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and any Loan or interests therein owned by it); provided, however that

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(i)            except for an assignment by the Lender to an Affiliate of the Lender, each such assignment shall require the prior written consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such consent shall not be required if an Event of Default or an Unmatured Event of Default has occurred and is continuing);

(ii)           each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement;

(iii)          the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance Agreement with respect to such assignment) shall in no event be less than the lesser of (x) five million dollars ($5,000,000) and (y) all of the assigning Lender’s Commitment; and

(iv)          the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance Agreement.

Upon such execution, delivery, acceptance and recording from and after the effective date specified in such Assignment and Acceptance Agreement, (x) the assignee thereunder shall be a party to this Agreement, and to the extent that rights and obligations under this Agreement have been assigned to it pursuant to such Assignment and Acceptance Agreement, have the rights and obligations of the Lender hereunder and (y) the assigning Lender shall, to the extent that rights and obligations have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish such rights and be released from such obligations under this Agreement (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)            Register. The Administrative Agent shall, acting solely for this purpose as an agent of the Borrower, maintain at its address referred to on Schedule III of this Agreement (or such other address of the Administrative Agent notified by the Administrative Agent to the other parties hereto) a copy of each Assignment and Acceptance Agreement delivered to and accepted by it and a register for the recordation of the name and address of the Lender, the Commitment of the Lender and the aggregate outstanding Capital (and stated interest) of the Loans of the Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Servicer, the Administrative Agent, the Lender, and the other Credit Parties may treat each Person whose name is recorded in the Register as the Lender under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Servicer and the Lender at any reasonable time and from time to time upon reasonable prior notice.

(c)            Procedure. Upon its receipt of an Assignment and Acceptance Agreement executed and delivered by an assigning Lender and an Eligible Assignee or assignee Lender, the Administrative Agent shall, if such Assignment and Acceptance Agreement has been duly completed, (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and the Servicer.

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(d)            Participations. The Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the interests in the Loans owned by it); provided, however, that

(i)            the Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged, and

(ii)           the Lender shall remain solely responsible to the other parties to this Agreement for the performance of such obligations.

The Administrative Agent, the Borrower and the Servicer shall have the right to continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement.

(e)            Participant Register. The Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitment, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)             Assignments by Administrative Agent. This Agreement and the rights and obligations of the Administrative Agent herein shall be assignable by the Administrative Agent and its successors and assigns; provided that in the case of an assignment to a Person that is not an Affiliate of the Administrative Agent, so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, such assignment shall require the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed).

(g)            Assignments by the Borrower or the Servicer. Neither the Borrower nor, except as provided in Section 8.01, the Servicer may assign any of its respective rights or obligations hereunder or any interest herein without the prior written consent of each Credit Party (such consent to be provided or withheld in the sole discretion of such Person).

(h)            Pledge to a Federal Reserve Bank. Notwithstanding anything to the contrary set forth herein, (i) the Lender or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to secure its obligations to a Federal Reserve Bank, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

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(i)             Pledge to a Security Trustee. Notwithstanding anything to the contrary set forth herein, the Lender or any of their respective Affiliates may at any time pledge or grant a security interest in all or any portion of its interest in, to and under this Agreement (including, without limitation, rights to payment of Capital and Interest) and any other Transaction Document to a security trustee in connection with the funding by such Person of Loans, without notice to or the consent of the Borrower, the Servicer, any Affiliate thereof or any Credit Party; provided, however, that that no such pledge shall relieve such assignor of its obligations under this Agreement.

SECTION 12.04.     Costs and Expenses. In addition to the rights of indemnification granted under Section 11.01 hereof, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement, related to this Agreement and the other Transaction Documents (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto and thereto), including, without limitation, (i) the reasonable Attorney Costs for the Administrative Agent, the Structuring Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent, the Structuring Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Administrative Agent, the Structuring Agent and the other Credit Parties and any of their respective Affiliates incurred in connection with the administration and maintenance of this Agreement or advising any Credit Party as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document. In addition, the Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent, the Structuring Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents.

SECTION 12.05.     No Proceedings.

(a)            Each of the Servicer, the Lender and each assignee of a Loan or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Borrower any Insolvency Proceeding until one year and one day after the Final Payout Date; provided, that the Administrative Agent may take any such action in its sole discretion following the occurrence of an Event of Default. The provisions of this Section 12.05 shall survive any termination of this Agreement.

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SECTION 12.06.     Confidentiality.

(a)            Each of the Borrower and the Servicer covenants and agrees to hold in confidence, and not disclose to any Person, the terms of this Agreement or any Fee Letter (including any fees payable in connection with this Agreement, such Fee Letter or any other Transaction Document or the identity of any Credit Party), except as each Credit Party may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Borrower, the Servicer or their Advisors, Representatives, the Initial Investors and the Permitted Holders, or (iii) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (iii) above, the Borrower and the Servicer will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Administrative Agent and the affected Credit Party of its intention to make any such disclosure prior to making such disclosure. Each of the Borrower and the Servicer agrees to be responsible for any breach of this Section 13.06 by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section. Notwithstanding the foregoing, it is expressly agreed that each of the Borrower, the Servicer and their respective Affiliates may publish a press release or otherwise publicly announce the existence and principal amount of the Commitment under this Agreement and the transactions contemplated hereby; provided that the Administrative Agent shall be provided a reasonable opportunity to review such press release or other public announcement prior to its release and provide comment thereon; and provided, further, that no such press release shall name or otherwise identify the Administrative Agent, any other Credit Party or any of their respective Affiliates without such Person’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Borrower consents to the publication by the Administrative Agent any other Credit Party of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

(b)            Each Credit Party, severally and with respect to itself only, agrees to hold in confidence, and not disclose to any Person, any confidential and proprietary information concerning the Borrower, the Servicer and their respective Affiliates and their businesses or the terms of this Agreement (including any fees payable in connection with this Agreement or the other Transaction Documents), except as the Borrower or the Servicer may have consented to in writing prior to any proposed disclosure; provided, however, that it may disclose such information (i) to its Advisors and Representatives, (ii) to its assignees and Participants and potential assignees and Participants and their respective counsel if they agree in writing to hold it confidential, (iii) to the extent such information has become available to the public other than as a result of a disclosure by or through it or its Representatives or Advisors, (iv) at the request of a bank examiner or other regulatory authority or in connection with an examination of any of the Administrative Agent, or the Lender or their respective Affiliates or (v) to the extent it should be (A) required by Applicable Law, or in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information; provided, that, in the case of clause (vi) above, each Credit Party will use reasonable efforts to maintain confidentiality and will (unless otherwise prohibited by Applicable Law) notify the Borrower and the Servicer of its making any such disclosure as promptly as reasonably practicable thereafter. Each Credit Party, severally and with respect to itself only, agrees to be responsible for any breach of this Section 12.06 by its Representatives and Advisors and agrees that its Representatives and Advisors will be advised by it of the confidential nature of such information and shall agree to comply with this Section.

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(c)            As used in this Section, (i) “Advisors” means, with respect to any Person, such Person’s accountants, attorneys and other confidential advisors and (ii) “Representatives” means, with respect to any Person, such Person’s Affiliates, Subsidiaries, directors, managers, officers, employees, members, investors, financing sources, insurers, professional advisors, representatives and agents; provided that such Persons shall not be deemed to Representatives of a Person unless (and solely to the extent that) confidential information is furnished to such Person.

(d)            Notwithstanding the foregoing, to the extent not inconsistent with applicable securities laws, each party hereto (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as defined in Section 1.6011-4 of the Treasury Regulations) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure.

SECTION 12.07.     GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF EACH CREDIT PARTY IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 12.08.     Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 12.09.     Integration; Binding Effect; Survival of Termination. This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until the Final Payout Date; provided, however, that the provisions of Sections 4.01, 4.02, 4.03, 10.04, 10.06, 11.01, 11.02, 12.04, 12.05, 12.06, 12.09, 12.11 and 12.13 shall survive any termination of this Agreement.

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SECTION 12.10.     CONSENT TO JURISDICTION.

(a)            EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12.10 SHALL AFFECT THE RIGHT OF ANY CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)            EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 12.02. NOTHING IN THIS SECTION 12.10 SHALL AFFECT THE RIGHT OF ANY CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 12.11.      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

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SECTION 12.12.     Ratable Payments. If any Credit Party, whether by setoff or otherwise, has payment made to it with respect to any Borrower Obligations in a greater proportion than that received by any other Credit Party entitled to receive a ratable share of such Borrower Obligations, such Credit Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Borrower Obligations held by the other Credit Parties so that after such purchase each Credit Party will hold its ratable proportion of such Borrower Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Credit Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

SECTION 12.13.     Limitation of Liability.

(a)            No claim may be made by the Borrower or any Affiliate thereof or any other Person against any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document, or any act, omission or event occurring in connection herewith or therewith; and each of the Borrower and the Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. None of the Credit Parties and their respective Affiliates shall have any liability to the Borrower or any Affiliate thereof or any other Person asserting claims on behalf of or in right of the Borrower or any Affiliate thereof in connection with or as a result of this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Borrower or any Affiliate thereof result from the breach of contract, gross negligence or willful misconduct of such Credit Party in performing its duties and obligations hereunder and under the other Transaction Documents to which it is a party.

(b)            The obligations of each Credit Party under this Agreement and each of the Transaction Documents are solely the corporate obligations of such Person. No recourse shall be had for any obligation or claim arising out of or based upon this Agreement or any other Transaction Document against any member, director, officer, employee or incorporator of any such Person.

SECTION 12.14.     Intent of the Parties. The Borrower has structured this Agreement with the intention that the Loans and the obligations of the Borrower hereunder will be treated under United States federal, and applicable state, local and foreign tax law as debt (the “Intended Tax Treatment”). The Borrower, the Servicer and the Credit Parties agree to file no tax return, or take any action, inconsistent with the Intended Tax Treatment unless required by law. Each assignee and each Participant acquiring an interest in a Credit Extension, by its acceptance of such assignment or participation, agrees to comply with the immediately preceding sentence.

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SECTION 12.15.     USA Patriot Act. Each Credit Party hereby notifies the Borrower and the Servicer that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “PATRIOT Act”), such Credit Party may be required to obtain, verify and record information that identifies the Borrower, the Originators, the Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Borrower, the Originators, the Servicer and the Performance Guarantor that will allow such Credit Party to identify the Borrower, the Originators, the Servicer and the Performance Guarantor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act. Each of the Borrower and the Servicer agrees to provide each Credit Party such information and documentation as may reasonably be requested by such Credit Party, from time to time, for purposes of compliance by such Credit Party with Applicable Laws (including without limitation the PATRIOT Act and other “know your customer” and anti-money laundering rules and regulations) and any policy or procedure implemented by such Credit Party to comply therewith.

SECTION 12.16.     Right of Setoff. Each Credit Party is hereby authorized (in addition to any other rights it may have), at any time during the continuance of an Event of Default, to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Borrower or the Servicer against amounts owing by the Borrower or the Servicer hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Borrower or the Servicer, as applicable, promptly following such setoff. Notwithstanding the foregoing, under no circumstances may (a) any Credit Party set-off for any amounts under this Section 12.16 arising from the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of an Obligor with respect to any Receivable and (b) any Credit Party set-off against Waystar or any Originator for any debt, obligation or amount owed to it by the Borrower.

SECTION 12.17.     Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.18.     Mutual Negotiations. This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 12.19.     Captions, Headings and Cross References. The various captions and headings (including the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement. Unless otherwise indicated, references in this Agreement to any Section, Schedule or Exhibit are to such Section Schedule or Exhibit to this Agreement, as the case may be, and references in any Section, subsection, or clause to any subsection, clause or subclause are to such subsection, clause or subclause of such Section, subsection or clause.

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[Signature Pages Follow]

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